Exhibit 10.04

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PRIVILEGED AND CONFIDENTIAL

COLLABORATION AGREEMENT

BY AND BETWEEN

GINKGO BIOWORKS, INC.

AND

AMYRIS, INC.

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement”) is entered into as of September 30, 2016 (the “Effective Date”) by and between Ginkgo Bioworks, Inc., a Delaware corporation having its principal office at 27 Drydock Avenue, 8th Floor, Boston, MA 02210 (“Ginkgo”), and Amyris, Inc., a Delaware corporation having its principal office at 5885 Hollis Street, Ste. 100, Emeryville, CA 94608 (“Amyris”). Ginkgo and Amyris may be referred to in this Agreement individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, Ginkgo and Amyris each have certain capabilities, technology and know-how useful in collaborating to develop a biotechnology platform that will benefit both Parties’ customers;

WHEREAS, Ginkgo and Amyris are interested in forming an alliance in the Field (as hereinafter defined) whose goal is to discover, develop and commercialize a robust portfolio of products to address the needs of each Party’s customers; and

WHEREAS, concurrent with the execution and delivery of this Agreement, (a) Amyris has issued to Ginkgo the warrant attached hereto as Exhibit A, (b) Amyris and Stegodon Corporation have entered into the Amendment to Loan and Security Agreement Relating to (i) Maturity Date, (ii) Payments and (iii) Cash Covenants, and (c) Amyris and Ginkgo have entered into an Escrow Agreement (the “Escrow Agreement”) in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.    DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

1.1              “Action” means any claim, audit, examination, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, mediation, investigation, hearing, charge, complaint, demand, notice or proceeding.

1.2              “Accounting Principles” means GAAP, to the extent applicable. In the event of a conflict between GAAP and any provision of this Agreement, this Agreement shall control.

1.3              “Actual Cost of Goods Sold” means, with respect to a Product, the costs and expenses per unit, such as a kilogram, of manufacturing said Product associated with the manufacturing, and commercialization of such Product under this Agreement, including: (a) the direct labor costs (including salary and wages and fringe benefits) incurred by the applicable Party or its Affiliates in conducting the applicable activity; (b) the cost of materials used by the applicable Party or its Affiliates (including feedstock and raw materials, intermediates, components and packaging materials, and including shipping and handling costs, freight-in charges and any applicable sales taxes and/or customs duties therefor); (c) a reasonable allocation of overhead (including without limitation indirect labor costs, supplies and materials, plant insurance and property taxes) and facilities and equipment expense (including utilities, repairs and maintenance costs, and equipment rental), (d) costs for administration and for management of material procurement and other manufacturing or other applicable activities, including QA/QC, performed directly in support of the applicable activity, calculated in accordance with reasonable cost accounting methods in effect from time to time, consistently applied; (e) if applicable, amounts paid (net of rebates or discounts, if any) to Third Party manufacturers or service providers in connection with their supply of the product or subcontracting of the applicable activity (including shipping costs and any applicable taxes and/or duties therefor), and (f) any royalties payable to a Third Party directly attributable to the applicable activity; provided, however, that no cost may be counted more than once in such calculation. Actual Cost of Goods Sold shall not include non-cash GAAP expenses such as depreciation expense and utilization charges except that for Products manufactured at Amyris’ existing BROTAS facility, a reasonable allocation of either (1) depreciation expense over the expected life of the buildings and equipment in existence as of the Effective Date or (2) rent, leaseback fees and similar costs for the existing BROTAS facility shall be included in facilities and equipment expense, which amount of all such depreciation expense, rent, leaseback fees, and similar costs for all products manufactured (whether or not for customers under this Agreement) at the existing BROTAS facility for purposes of calculating Actual Cost of Goods Sold hereunder is capped at $[*] in the aggregate per year. For clarity, under this Agreement, the payment of a share of the Net Profits to the other Party does not constitute a royalty under this definition. Actual Cost of Goods Sold shall be calculated in accordance with the Accounting Principles. For the avoidance of doubt, (A) any Losses hereunder, (B) any Capital Expenditures, (C) any costs or expenses associated with the Parties’ activities directed to the development or scale up of technologies necessary for the manufacture of any Product, (D) any losses in excess of the amount that the JSC has agreed to be greater than generally expected (i.e., for theft, spillage, etc.) for the applicable Product, (E) any losses related to manufacturing or batch failures, which failures shall be the sole responsibility of Amyris, (F) any depreciation expense, rent, leaseback fees, and similar costs in excess of $[*] in the aggregate per year for the existing BROTAS facility or any depreciation expense, rent, leaseback fees, and similar costs for any new facility (including without limitation the proposed BROTAS2 facility), and (G) any amounts determined by the JSC that should not be included in ACOGS for the applicable Product, and (H) fees and royalties under Section 2.3(g) herein shall be excluded from the calculation of Actual Cost of Goods Sold, and the applicable Party will calculate the Actual Cost of Goods for Products under this Agreement in the manner at least as favorable to Ginkgo as compared with other Amyris products not subject to this Agreement. In the event that a Party uses a Third Party contract manufacturing organization (“CMO”) for the manufacturing of a Product in accordance with the terms hereof, the Actual Cost of Goods Sold for such Product shall be equal to the pricing paid by the applicable Party to such Third Party CMO attributable solely to the manufacture of such Product.

1.4              “Affiliate” means, as to a Person, any entity which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control” refers to any of the following: (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors or managers in the case of a corporation or limited liability company, or of fifty percent (50%) or more of the equity interest

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with the power to direct management in the case of any other type of legal entity; (b) status as a general partner in any partnership; or (c) any other arrangement where an entity possesses, directly or indirectly, the power to direct the management or policies of another entity, whether through ownership of voting securities, by contract or otherwise.

1.5              “Amyris Customer Agreement” means any agreement between Amyris and a customer entered into during the Term pertaining to the development, improvement and/or manufacturing of one or more chemical small molecule compounds in the Field other than (a) the agreement between Amyris and [*]; (b) any agreement with a Governmental Entity; (c) agreements related to the [*]; and (d) the agreements listed on Exhibit 1.5. [*].

1.6              “Average Selling Price” means, with respect to a Product sold by a Party, the aggregate net sales price per unit (such as a kilogram) of said Product for all items, instances, or increments of such Product by all customers of the Party, excluding any Incentive Payments related to such Product. Average Selling Price shall be calculated in accordance with the Accounting Principles.

1.7              “Background Intellectual Property” means, with respect to a given Party (i) any and all information and inventions, and all Intellectual Property rights therein or pertaining thereto, including all Intellectual Property in the Strains, that are in existence and Controlled by such Party or its Affiliates at the beginning of the Term and that are necessary, required or actually used in the development, manufacture and/or commercialization of any Product under this Agreement, and (ii) such Party’s Included Non-Collaboration Intellectual Property. Background Intellectual Property excludes Foreground Intellectual Property, Foundry Intellectual Property and Non-Collaboration Intellectual Property.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8              “Business Day” means a day other than a Saturday or Sunday or other day on which banking institutions located in New York, New York, USA are authorized or obligated by law or executive order to close.

1.9              “Calendar Quarter” means a calendar quarter ending on the last day of March, June, September or December.

1.10          “Calendar Year” means a period of time commencing on January 1 and ending on the following December 31.

1.11          “Capital Expenditures” means the funds used by a Party to acquire or upgrade fixed or physical assets, including property, industrial buildings, or equipment, including without limitation any costs associated with the Parties’ activities directed to the development of technologies necessary for the manufacture of any Product. Capital Expenditures shall be calculated in accordance with the Accounting Principles.

1.12          “Change in Control” means, with respect to a Party, an event in which: (a) any Third Party not then beneficially owning more than fifty percent (50%) of the voting power of the outstanding securities of such Party acquires or otherwise becomes the beneficial owner of securities of such Party representing more than fifty percent (50%) of the voting power of the then-outstanding securities of such Party with respect to the election of the board of directors, board of managers or similar governing body; or (b) such Party consummates a merger, consolidation or similar transaction with a Third Party where the voting securities of such Party outstanding immediately preceding such transaction represent less than fifty percent (50%) of the voting power of such Party or surviving entity, as the case may be, immediately following such transaction; or (c) such Party sells all or substantially all of its assets relating to this Agreement to a Third Party.

1.13          “Control” of Intellectual Property means that the applicable party has the rights necessary to grant the rights and licenses granted or to be granted in this Agreement, whether by ownership or otherwise, without breaching any Third Party obligation included in an agreement set forth on Exhibit  1.13, which may be updated from time to time by agreement of the Parties. For clarity, any new restriction on Control after the Effective Date (and therefore any addition to Exhibit 1.13), whether pursuant to a Customer Agreement or an agreement of a Party excluded from this Collaboration, requires approval by the JSC, which approval, solely in regards to a Customer Agreement, may be provided by virtue of joint approval of a Customer Agreement pursuant to Article IV.

1.14          “Customer Agreement” means any agreement between one or more of the Parties and a Third Party for the development, manufacture, and/or commercialization of a Strain or a Product.

1.15          “Earned Incentive Payments” means any Incentive Payments under a Customer Agreement in effect prior to the Effective Date, which Incentive Payments have been earned prior to the Effective Date or are reasonably expected to be earned during the term of such Customer Agreement.

1.16          “Executive Committee” means a committee comprised of the Chief Executive Officers of each of Ginkgo and Amyris (or a senior executive officer of Ginkgo or Amyris designated by such Chief Executive Officers).

1.17          “Field” means activities related to the development, scale-up, and manufacture of a chemical small molecule compound(s) whose manufacture is enabled at least in part by the use of microbial strains and fermentation technologies.

1.18          “Flavors and Fragrances Market” means the worldwide market for individual ingredient(s), including the ingredient(s), flavor(s) and/or fragrance(s), whose intended or primary functionality (individually or as part of a blend with auxiliary materials) is to: (a) impart, modify, boost or enhance a desirable scent or odor, in consumer and industrial grade products (including, without limitation, fine fragrances, cosmetics, toiletries, home and body care, detergents, repellants, fertilizers, air fresheners and soaps); and (b) impart, modify, boost or enhance a desirable taste, flavor or sensation, or to conceal, modify or minimize an undesirable taste, flavor or sensation, in materials designed for consumption (including food, beverages, drugs, tobacco and any animal feed).

1.19          “Force Majeure Event” means, with respect to a Party, an event, act, occurrence, condition or state of facts, in each case outside the reasonable control of such Party (which may include acts of God, acts of any government, any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riot, terrorism and invasion) that interferes with the normal business operations of such Party.

1.20          “Foreground Intellectual Property” means, with respect to a given Party, any and all information and inventions, and all Intellectual Property rights therein or pertaining thereto, including all Intellectual Property in the Strains and the Products, that have been or are conceived, discovered, developed or otherwise made or obtained by or on behalf of either Party or its Affiliates or jointly by or on behalf of the Parties or their Affiliates in the performance of any activities under this Agreement and Controlled by either Party or its Affiliates, and, in each case, all Intellectual Property rights therein or pertaining thereto, and excludes Foundry Intellectual Property (that is not Overlapping Process Intellectual Property), and Non-Collaboration Intellectual Property.

1.21          “Foundry Intellectual Property” means any and all information and inventions, which information or inventions relate to the design and genetic engineering, measurement or analysis of microbial host cells, and all Intellectual Property rights therein or pertaining thereto and excludes (i) [*] , (ii) analytical methods related to [*] and (iii) any Non-Collaboration Intellectual Property.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.22          “GAAP” means U.S. generally accepted accounting principles, consistently applied between years in the normal course of business.

1.23          “Ginkgo Customer Agreement” means any agreement between Ginkgo and a customer entered into during the Term pertaining to the manufacturing of one or more chemical small molecule compound(s) in the Field where such customer requires third party manufacturing of such chemical small molecule compound(s) other than: (a) any agreement between Ginkgo and a Governmental Entity, (b) certain aspects of existing Ginkgo agreements with both [*] (related to the scale-up and manufacture of [*]) and [*] (related to the scale-up and manufacture of [*]), and (c) the agreements listed in Exhibit 1.23. For the avoidance of doubt, Ginkgo Customer Agreements exclude agreements between Ginkgo and a Third Party under which such parties are engaged in the development of strains or strain improvements only (i.e., the agreement does not contemplate the industrial scale manufacture of chemical small molecule compounds).

1.24          “Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.

1.25          “Incentive Payments” means any fees and/or milestone payments under a Customer Agreement.

1.26          “Included Non-Collaboration Intellectual Property” means Non-Collaboration Intellectual Property of a Party that such Party has used or offers for the other Party to use for the development, manufacture and/or commercialization of any Product under this Agreement.

1.27          “Independent Accounting Firm” means an independent certified public accounting firm that is one of the six (6) largest, by revenue, accounting firms in the United States and is approved by both Parties (such approval not to be unreasonably withheld).

1.28          “Initial Strategic Partnership Agreement” means the Initial Strategic Partnership Agreement, dated June 28, 2016, by and between Amyris and Ginkgo.

1.29          “Intellectual Property” means any and all rights in data, discoveries, goodwill, information and inventions, specifically including each of copyright, know-how, patent, and trade secret rights and any documents or materials that may embody, incorporate, or utilize them.

1.30          “Isoprenoid” means [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*].

1.31          “Isoprenoid Strain” means [*].

1.32          “Law” means any law, statute, common law, rule, regulation, ordinance, code or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, including, as applicable: (a) good manufacturing practices, good laboratory practices, good clinical practices and all other rules, regulations and requirements of any applicable Governmental Entities; (b) the Foreign Corrupt Practices Act of 1977, as amended, or any comparable laws in any country; (c) the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; and (d) all export control laws.

1.33          “Net Profits” means, with respect to a Product, the number of units of Product sold multiplied by the difference between the (a) the Average Selling Price for such Product and (b) the product of (i) 1.1 and (ii) the Actual Cost of Goods Sold for such Product. Net Profits shall be calculated in accordance with the Accounting Principles. In the event such difference is a negative number, then such Net Profits shall equal zero.

1.34          “Non-Collaboration Intellectual Property” means, with respect to a Party, any Intellectual Property created (whether as of or following the Effective Date) outside the scope of this Agreement, including (i) the Intellectual Property listed on Exhibit 1.34, (ii) all Intellectual Property granted to Amyris pursuant to (a), (b) and (c) from the definition of “Amyris Customer Agreement”, (iii) any Intellectual Property arising out of Excluded Products, and (iv) any Intellectual Property related to pharmaceuticals, including without limitation Amyris’ “microPharm” platform; provided that Non-Collaboration Intellectual Property shall not include any Intellectual Property of a Party that such Party has used or voluntarily includes for the development, manufacture and/or commercialization of any Product under this Agreement. Any such use or voluntary inclusion will render the relevant Intellectual Property a part of Included Non-Collaboration Intellectual Property. For clarity, any of Amyris’ Intellectual Property related to pharmaceuticals and/or Amyris’ “micropharm” work is excluded from this Agreement, unless such Intellectual Property related to pharmaceuticals and/or Amyris’ “micropharm” work is voluntarily provided to Ginkgo by Amyris.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.35          “Non-Isoprenoid” means [*].

1.36          “Non-Isoprenoid Strain” means [*].

1.37          “Overlapping Process Intellectual Property” means the Intellectual Property rights pertaining to analytical methods related to small molecule end product and side-product detection and purity determination for the purposes of product quality and suitability in the intended application, as well as scale-down fermentation methods and compositions including microtiter plates, flasks and fermenters of less than [*] in volume, as required for successful development of a commercial process for production. Overlapping Process Intellectual Property excludes Non-Collaboration Intellectual Property.

1.38          “Patent Filing” includes any application or patent, whether provisional or nonprovisional, filed and/or granted anywhere in the world.

1.39          “Patent Lead” is the Party that has ultimate decision making authority with respect to patent prosecution strategy and is responsible for filing, prosecution, and maintenance of patents, including any related interference, re-issuance, re-examination, opposition, inter partes review, or post grant review proceedings.

1.40          “Permitted Subcontractor” means an Affiliate or a Third Party to which a Party may subcontract portions of the activities allocated to it under a Technical Development Plan or any other Product development plan in accordance with the terms of this Agreement.

1.41          “Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

1.42          “Prior Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement, dated May 11, 2016, by and between Amyris and Ginkgo, as amended.

1.43          “Priority Access” means being provided with the right to first access when taking into account lead times and reasonably balancing capacity with utilization, including any access required to meet requirements or other obligations under Customer Agreements, unless otherwise approved by the JSC

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions..

1.44          “Process Intellectual Property” means any and all information and inventions, which information or inventions relate to fermentation methods for making compounds using genetically modified host cells, recovery of such chemical small molecule compound(s) from fermentation broth (or other media), purification of such chemical small molecule compound(s) isolated from fermentation broth (or other media), finishing of such chemical small molecule compound(s) isolated from fermentation broth (or other media) and all Intellectual Property rights therein or pertaining thereto.

1.45          “Product” means an ingredient created pursuant to a Ginkgo Customer Agreement or an Amyris Customer Agreement, and any other ingredient listed on Tables 1 through 4 on Exhibit  6.2(a).

1.46          “Program” means a program to develop, manufacture, commercialize and/or sell Products for a single customer under this Agreement.

1.47          “Strain” means [*]

1.48          “Strain Intellectual Property” means [*].

1.49          “Third Party” means any Person other than a Party or its Affiliates.

1.50          Construction.  In construing this Agreement, unless expressly specified otherwise:

(a)                references to Articles, Sections and Exhibits are to articles and sections of, and exhibits to, this Agreement;

(b)               except where the context otherwise requires, use of either gender includes any other gender, and use of the singular includes the plural and vice versa;

(c)                headings and titles are for convenience only and do not affect the interpretation of this Agreement;

(d)               any list or examples following the word “including”, “include” or “includes” shall be interpreted without limitation to the generality of the preceding words;

(e)                except where the context otherwise requires, the word “or” is used in the inclusive sense;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)                the terms “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

(g)               the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

(h)               except where the context otherwise requires, “will” means “shall”;

(i)                 references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(j)                 references to a Person are also to its successors, heirs and permitted assigns;

(k)               except if Business Days are specified, “day” or “days” refers to calendar days;

(l)                 if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day;

(m)             “monthly” means on a calendar month basis;

(n)               “quarter” or “quarterly” means on a Calendar Quarter basis;

(o)               “annual” or “annually” means on a Calendar Year basis;

(p)               “year” means a three hundred sixty-five (365) day period unless Calendar Year is specified;

(q)               references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or, only with respect to events or developments occurring or actions taken or conditions existing after the date of such amendment, modification or issuance, after the Effective Date, but only to the extent such amendment or modification, to the extent it occurs after the date hereof, does not have a retroactive effect;

(r)                 all references to “Dollars” or “$” herein shall mean U.S. Dollars;

(s)                a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein shall be interpreted in a correlative manner;

(t)                 any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); and

(u)               each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

Article II. LICENSES

2.1              Technology Transfer.

(a)                The Parties hereby confirm that, pursuant to the Initial Strategic Partnership Agreement, Amyris has provided Ginkgo with access to certain Intellectual Property owned or Controlled by Amyris, including, without limitation, certain Foundry Intellectual Property (the “ISPA Intellectual Property”). For clarity, the Initial Strategic Partnership Agreement itself did not obligate Amyris to provide Ginkgo access to any updates and/or modifications to the ISPA Intellectual Property; any and all obligations to update are solely as set forth in this Agreement.

(b)               Amyris shall provide Ginkgo any Intellectual Property that is necessary or has a material benefit for Ginkgo to engineer and develop robust strains that scale up to commercial production of Product(s) under this Agreement and that has not already been provided to Ginkgo under the Initial Strategic Partnership Agreement; Amyris commits to continue providing such access throughout the Term, including updates and modifications to such Intellectual Property (including the ISPA Intellectual Property) for the purposes of Ginkgo performing its obligations under this Agreement (including without limitation to the full extent necessary or useful under this Agreement, and specifically to facilitate strain design, engineering, production, and small scale fermentation by Ginkgo under this Agreement). For clarity, Amyris shall not provide Foundry Intellectual Property or Overlapping Process Intellectual Property to Ginkgo that (i) is not owned or Controlled by Amyris or (ii) is not necessary or does not have a material benefit for Ginkgo to engineer and develop robust strains that scale to commercial production of Product(s) under this Agreement. For clarity and notwithstanding anything to Section 1.5 to the contrary, Amyris shall not be obligated to provide ASE or Foundry Intellectual Property developed under the Amyris DARPA Agreement to Ginkgo under this Section 2.1(b) unless otherwise determined by the JSC.

(c)                Ginkgo shall provide Amyris with access to the Intellectual Property licensed by Ginkgo to Amyris pursuant to this Article II, including the current stable and best performing version of any Strain; Ginkgo commits to continue providing such access throughout the Term, including updates and modifications to such Intellectual Property for the purposes of Amyris performing its obligations under this Agreement (including without limitation to the full extent necessary or useful under this Agreement, and specifically to facilitate scale up, manufacture and commercialization of Products by Amyris under this Agreement). For clarity, Ginkgo shall not provide Foundry Intellectual Property to Amyris, unless mutually agreed to in writing by the Parties.

2.2              Inventions. Subject to the value sharing provisions provided in Article VI, the Parties agree to the following:

(a)                Inventorship. The determination of inventorship for any invention which arises in connection with performance of activities conducted under this Agreement (i.e.,

Foreground Intellectual Property and Foundry Intellectual Property) shall be made in accordance with the patent laws of the United States. Should any dispute arise with respect to determination of inventorship, the JSC shall attempt in good faith to resolve the dispute. In the event that the JSC is unable to resolve such dispute within thirty (30) days after receipt of notice of the dispute, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two (2) years by either Party and reasonably acceptable to both Parties. The decision of such independent patent counsel will be binding on the Parties. Expenses of such patent counsel will be shared equally by the Parties. For the avoidance of doubt, nothing in this Agreement shall change or modify a Party’s ownership of its Background Intellectual Property or any of its Foundry Intellectual Property that exists as of the Effective Date.

(b)               Ownership and Control.

(i)                 Foreground IP and Overlapping Process IP. (A) Foreground Intellectual Property that is Process Intellectual Property (and that is not Strain Intellectual Property) and (B) Overlapping Process Intellectual Property, regardless of inventorship, in each case, are and will be owned and Controlled by Amyris. Ginkgo agrees to assign, and hereby does assign, to Amyris any and all rights in and to such Foreground Intellectual Property and such Overlapping Process Intellectual Property, including any and all rights in any patent filings and/or rights of priority to such patent filings, that claim such Foreground Intellectual Property or such Overlapping Process Intellectual Property. Foreground Intellectual Property, other than Process Intellectual Property and Overlapping Process Intellectual Property but including Strain Intellectual Property, regardless of inventorship, is and will be owned and Controlled jointly by the Parties.

(ii)               Foundry IP. As between the Parties, ownership and Control of Foundry Intellectual Property (and that is not Overlapping Process Intellectual Property) created in the performance of any activities under this Agreement will be determined according to inventorship as set forth in Section 2.2(b)(iii). Any Foundry Intellectual Property owned by a Party prior to the Effective Date shall continue to be owned by such Party.

(iii)             Ownership according to Inventorship. For clarity, ownership “determined according to inventorship” means that, as between the Parties, any invention (and any Patent Filing with claims to that invention) made by one or more inventors from Ginkgo and no inventors from Amyris is and will be owned and Controlled by Ginkgo; any invention (and any Patent Filing with claims to that invention) made by one or more inventors from Amyris and no inventors from Ginkgo is and will be owned and Controlled by Amyris; any invention (and any Patent Filing with claims to that invention) made by one or more inventors from Ginkgo together with one or more inventors from Amyris is and will be owned jointly by Ginkgo and Amyris.

(c)                Patent Lead. For any Patent Filing which arises in connection with performance of activities conducted under this Agreement and, as between the Parties, is solely owned or Controlled by one Party, that Party is Patent Lead for that Patent Filing. For any Patent Filing which arises in connection with the performance of activities conducted under this Agreement and that is jointly owned and Controlled by the Parties, the JSC will designate a Patent

Lead. In accordance with the previous sentence, it is expected that the JSC will designate Amyris as Patent Lead for all Foreground Intellectual Property that is Process Intellectual Property, for all Overlapping Process Intellectual Property, [*], and will designate Ginkgo as Patent Lead for all Foreground Intellectual Property that is primarily related to a [*] and for all Foundry Intellectual Property that arises as a result of performance under this Agreement. Any disputes as to which Party will be designated as the Patent Lead will be resolved by the JSC.

(i)                 Responsibilities. The Patent Lead shall be responsible for preparation, filing, prosecution and maintenance of patents, including any related interference, re-issuance, re-examination, opposition, inter partes review, or post grant review proceedings, and shall give the other Party at least five (5) days’ notice prior to filing an application for a patent hereunder for any Foundry Intellectual Property, unless filing sooner is necessary to avert an impending loss of patent rights. The other Party shall be permitted but not obliged to provide input to the Patent Lead on the determination of whether and where to seek patent protection and shall assist the Patent Lead. The Patent Lead shall consider any suggestions timely provided by the other Party in good faith, and, for any jointly-owned and Controlled Intellectual Property, the Patent Lead shall implement such suggestions or provide a reasonable explanation for a decision not to implement them. Each Party shall provide the status of jointly-owned Patent Filings to the other party on a quarterly basis.

(ii)               Costs. The Patent Lead shall bear all costs associated with the preparation, filing, prosecution and maintenance of patents which arise in connection with the performance of activities conducted under this Agreement, including any related interference, re-issuance, re-examination, opposition, inter partes review, or post grant review proceedings unless the JSC determines otherwise.

(d)               Enforcement.

(i)                 Subject to Section (ii) below, each Party has an independent right to assert any Foreground Intellectual Property or Foundry Intellectual Property that it solely owns or Controls. Should either Party become aware of any infringement of any jointly owned Intellectual Property (A) during the Term, it will promptly notify the JSC which will determine whether the jointly owned Intellectual Property should be asserted against the particular alleged infringer and develop an enforcement strategy or (B) after the Agreement has been terminated, it will promptly notify the other Party and the Parties will work together to jointly determine whether the jointly-owned Intellectual Property should be asserted against the particular alleged infringer and develop an enforcement strategy.

(ii)               Each Party has a perpetual option to assert Intellectual Property of the other Party (the option-granting party) (A) that is owned or Controlled by such other Party or (B) that is licensed under this Agreement, in each case, in a proceeding against any Third Party who has brought or threatened to bring an action against the option-holding Party, or against any Intellectual Property owned or Controlled by the option-holding Party. For clarity, this Section 2.2(d)(ii) does not constitute a license to practice such Intellectual Property of such other Party.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)             Whenever one Party is exercising a right to assert Intellectual Property hereunder, the other Party hereby agrees to be named in, or otherwise join, initiate or perform, any such assertion or Action if necessary for standing or otherwise to ensure that the asserting Party can effect the assertion. If the other Party should be required to be so named or otherwise join, initiate or otherwise facilitate an assertion, then the option-holding Party will pay all reasonable costs associated with such naming, joining or assertion.

(iv)             Any royalties, damage awards, or other payments resulting from any assertion of Intellectual Property hereunder shall first be applied to recover all reasonable costs incurred by the asserting Party in pursuing the assertion or such costs of both Parties if the Intellectual Property is jointly asserted, and thereafter shall be shared between the Parties in such amounts as determined by the JSC subject to the guiding principles that (i) to the extent that such royalties, damage awards or other payments relate to a Product or jointly owned Intellectual Property, they shall be shared between the Parties in accordance with the terms herein applicable to sharing of Net Profits related to such Product; (ii) to the extent that such royalties, damage awards or other payments relate to products or operations outside the scope of this Agreement or Intellectual Property that is not licensed under this Agreement, they shall be retained one hundred percent (100%) by the Party owning or Controlling the asserted Intellectual Property (or split 50%/50% if the Intellectual Property is jointly owned or Controlled); and (iii) to the extent that such royalties, damage awards or other payments relate to punitive awards, they shall be retained one hundred percent (100%) by the asserting Party or split 50%/50% if the Intellectual Property is jointly asserted by both Parties.

(v)               Whenever a Party wishes to or does assert Intellectual Property of the other Party, the asserting Party will consult with and consider in good faith all recommendations from the other Party regarding the assertion.

(vi)             Each Party will have the first right, but not the obligation, at its sole expense, to control the defense of any claim by a Third Party, including any defenses or counterclaims, that any of such Party’s Controlled Intellectual Property is invalid, unpatentable or unenforceable. Each Party will have the first right, but not the obligation, at its sole expense, to control the settlement and licensing of such Party’s owned or Controlled Intellectual Property.

2.3              Licenses

(a)                License of IP.

(i)                 Amyris grants to Ginkgo, as of the effective date of the Initial Strategic Partnership Agreement, a royalty-free, fully paid-up, sublicensable, non-exclusive, perpetual (i.e., surviving any termination and extending after the Term) license under any of its (A) Foundry Intellectual Property that is provided pursuant to Section 2.1 of this Agreement and (B) Overlapping Process Intellectual Property that is provided pursuant to Section 2.1 of this Agreement or that is invented in whole or in part by Ginkgo. For clarity, such licenses shall survive termination (regardless of basis) under Section 7.2.

For further clarity, the license provided in this Section 2.3.(a)(i) with respect to Foundry Intellectual Property and Overlapping Process Intellectual Property includes, but is not limited to, any and all Foundry Intellectual Property and Overlapping Process Intellectual Property that was included in the ISPA Intellectual Property, and also any updates and/or modification thereto that Amyris provided pursuant to Section 2.1(b).

(ii)               Subject to the value-sharing provisions in Article VI, each Party hereby grants to the other Party, as of the effective date of the Initial Strategic Partnership Agreement, a royalty-free, fully paid-up, sublicensable (only as provided in Section 2.3(b)), non-exclusive license to its Background Intellectual Property and its Foreground Intellectual Property within the Field for the purpose of allowing such other Party to carry out relevant activities under this Agreement. For clarity, the license granted with respect to Background Intellectual Property in this Section 2.3.(a)(ii) includes, but is not limited to, any and all Background Intellectual Property that was included in the ISPA Intellectual Property

(iii)             Amyris perpetually (i.e., surviving any termination and extending after the Term) covenants not to sue Ginkgo or its customers with respect to Process Intellectual Property that is necessary or required for Ginkgo to exploit Foreground Intellectual Property that relates to a Non-Isoprenoid Strain for products not subject to this Agreement, including such Intellectual Property that Amyris provided Ginkgo access to pursuant to the Initial Strategic Partnership Agreement.

(b)               Sublicensing. If a Party enters into a sublicensing arrangement with a Third Party, such Party will ensure that such sublicense will be consistent with the terms of this Agreement and such Party will be responsible for the actions of its sublicensees. Neither Party may sublicense its rights related to the other Party’s Background Intellectual Property or Foreground Intellectual Property, other than to a customer pursuant to a Customer Agreement (in accordance with Article IV), without the prior written consent of the licensing Party except that each Party may sublicense its rights to the other Party’s Background Intellectual Property or Foreground Intellectual Property to any Third Party manufacturer solely for the purpose of performing obligations under this Agreement, including without limitation the manufacture of Refused Products, without the consent of the other Party.

(c)                Rights of First Refusal. Upon termination of this Agreement, the Parties agree as follows:

(i)                 From Amyris. Amyris grants to Ginkgo a royalty-free, sublicensable, fully paid-up, perpetual (i.e., surviving any termination and extending after the Term) license to its Background Intellectual Property and Foreground Intellectual Property for the purposes of strain engineering and process development, scale-up and production within the Field with respect to the small molecule compound identified below in (A), subject to the following conditions:

(A)             Ginkgo grants Amyris a right of first refusal (“ROFR”) pursuant to the process described in Section 2.3(c)(iii) for scale-up and production (including strain engineering and optimization but only if necessary for scale-up and production) for any new chemical small molecule compound in the Field (other than an Excluded Product) developed by Ginkgo for a Third Party that requires third-party manufacturing after the Term;

(B)              in the event Amyris declines to exercise its ROFR, such license shall be subject to the Supplier Restrictions;

(C)              if Amyris exercises its ROFR, the Net Profits will be split between the parties in accordance with Section 6.2(a)(i) as though such molecule or ingredient were a “Product” hereunder; if Amyris declines its ROFR, then the Net Profits will be split as though such molecule or ingredient were a “Refused Product” hereunder where such molecule or ingredient uses the other Party’s Intellectual Property that is licensed under this Agreement; and

(D)             Ginkgo provides prompt written notice to Amyris for any such small molecule compounds for which Ginkgo will provide a ROFR pursuant to Section 2.3(c)(i)(A).

(ii)               From Ginkgo. Ginkgo grants to Amyris a royalty-free, sublicensable, fully paid-up, perpetual (i.e., surviving any termination and extending after the Term) license to its Background Intellectual Property and Foreground Intellectual Property for the purposes of strain engineering and process development, scale-up and production within the Field with respect to the small molecule compound identified below in (A), subject to the following conditions:

(A)             Amyris grants Ginkgo a ROFR pursuant to the process described in Section 2.3(c)(iii) for strain engineering and small-scale process development for any new chemical small molecule compound in the Field (other than an Excluded Product) with respect to which Amyris proposes to develop for a Third Party after the Term;

(B)              in the event Ginkgo declines to exercise its ROFR, such license shall be subject to the Supplier Restrictions;

(C)              if Ginkgo exercises its ROFR, then Net Profits will be split between the parties in accordance with Section 6.2(a)(i) as though such molecule or ingredient were a “Product” hereunder; if Ginkgo declines its ROFR, then the Net Profits will be split as though such molecule or ingredient were a “Refused Product” hereunder where such molecule or ingredient uses the other Party’s Intellectual Property that is licensed under this Agreement; and

(D)             Amyris provides prompt written notice to Ginkgo for any such small molecule compounds for which Amyris will provide a ROFR pursuant to Section 2.3(c)(ii)(A).

(iii)             Rights of First Refusal Process.

(A)             If a Party receives a bona fide offer subject to the ROFR in Section 2.3(c)(i) or 2.3(c)(ii) (each, an “Offer”), and the Party receiving such offer (the “Developing Party”) intends to accept such offer, the Developing Party shall provide the other Party with written notice of such offer (a “ROFR Notice”). The ROFR Notice shall identify the Third Party making the Offer, the chemical small molecule compound, and all material terms and conditions of the Offer.

(B)              In the case of a ROFR Notice delivered by Amyris, such ROFR Notice shall constitute an exclusive offer by Amyris for Ginkgo to conduct strain engineering and small-scale process development for the applicable new chemical small molecule compound. In the case of a ROFR Notice delivered by Ginkgo, such ROFR Notice shall constitute an exclusive offer by Ginkgo for Amyris to conduct for scale-up and production for the applicable new chemical small molecule compound. Any such offer shall remain open and irrevocable until expiration of fifteen (15) days after receipt of such ROFR Notice by the other Party (the “Offer Period”). At any time prior to expiration of the Offer Period, the other Party shall have the right to accept the Developing Party’s offer set forth in the ROFR Notice by giving a written notice of acceptance to the Developing Party.

(d)               Rights of First Refusal upon Certain Terminations. If this Agreement is terminated by a Party pursuant to Section 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.2(d), neither Party has any further obligation to offer the other Party a ROFR as provided under Sections 2.3(c)(i)(A) and 2.3(c)(ii)(A), and any new products of either Party pertaining to chemical small molecule compounds in the Field which use the other Party’s Intellectual Property that is licensed under this Agreement shall be treated as a Refused Product hereunder. For clarity, nothing in this Section alters the licenses set forth in Section 2.3(c)(i) and 2.3(c)(ii).

(e)                Escrows. Each Party agrees to maintain a Third Party escrow on the terms of the Escrow Agreement. Each Party shall update its Third Party escrow whenever a new Product is commercialized and no less frequently than annually during the Term. Such Third Party escrow shall include the applicable Party’s commercial strains and protocols (including but not limited to materials lists and media recipes), Standard Operating Procedures, detailed process descriptions, and process flow diagrams pertaining to manufacturing of Products.

(f)                No Payment of Third Party Royalties or Fees. Notwithstanding anything herein to the contrary, none of the sublicenses granted hereunder constitutes a covenant by the granting Party to pay any royalties or other fees that become due to a Third Party licensor in respect of the practice of such Intellectual Property by the other Party.  Unless otherwise agreed by the Parties, each Party shall be responsible for any such royalty obligations or other fees resulting from its practice of any Intellectual Property sublicensed to it, except as provided in Section 2.3(g). For clarity, any fees (i) under the licensing agreement between Amyris and [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*].

(g)               [*]

(h)               No Other Licenses Granted. Other than as expressly provided for in this Agreement, no other licenses to any Intellectual Property, including implied licenses, are granted between the Parties.

(i)                 Third Party Obligations. Each Party is responsible for identifying any Third Party obligations in its own agreements where such Party does not have the rights necessary to grant the Intellectual Property rights and licenses granted or to be granted in this Agreement (i.e., Intellectual Property that is not Controlled). The identifying Party will use commercially reasonable efforts to remove such Third Party obligation(s) wherever possible and wherever no reasonable work-around solution exists that would not require such Intellectual Property.

2.4              Section 365(n).

(a)                All rights and licenses granted under or pursuant to any section of this Agreement, including all rights to sublicense, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Each Party agrees that the other Party, to the extent that it is a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to a complete duplicate of, or complete access to (as such other Party deems appropriate), any such Intellectual Property and all embodiments of such Intellectual Property; provided, that such other Party continues to fulfill its obligations as specified herein in full. Such Intellectual Property and all embodiments thereof shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

proceeding upon written request therefor by the other Party, unless the Party subject to such bankruptcy proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such bankruptcy proceeding, upon written request therefor by the other Party. The foregoing is without prejudice to any rights that either Party may have arising under the Bankruptcy Code, other applicable Law, or this Agreement.

(b)               Nothing in this Section 2.4 shall be deemed any admission that this Agreement is an executory contract or that this Agreement or any obligation hereunder is otherwise subject to rejection or disavowal in the bankruptcy, liquidation, reorganization, receivership, assignment for the benefit of creditors, administration, insolvency, or similar proceeding or circumstance (an “Insolvency Proceeding”) of any Party (the “Withdrawing Party”), nor any admission that upon any such proceeding or circumstance involving a Party, or upon any such rejection or disavowal by a Party, the other Party (or any sublicensee thereof) would lose or not be able to enforce or benefit from any right hereunder (or under any applicable sublicense).

(c)                Each of the Parties agrees and acknowledges, as a licensor of Intellectual Property under this Agreement, in entering this Agreement and granting the rights it respectively grants under this Agreement, and in its efforts to protect its own valuable Intellectual Property, it has relied on the particular skills and business qualities of the other Party as recipient of such rights. Such skills and business qualities include the expected future innovation of the other Party, and the particular market segments addressed by the other Party in its business. Each of the Parties further agrees and acknowledges that upon the occurrence of any Insolvency Proceeding, this Agreement is of the type described in Section 365(c)(1) and (e)(2) of the Bankruptcy Code, and under any other applicable Law, for such reasons.

(d)               In the event of an Insolvency Proceeding, the Party that is not the Withdrawing Party (the “Non-Withdrawing Party”) shall have the right, but not the obligation, to purchase the Withdrawing Party’s interests hereunder (the “Withdrawing Party’s Interest”), including any right to receive any future payments hereunder (whether for Net Profits, Incentive Payments, or otherwise), any rights to exclusive ownership of any Intellectual Property that is owned jointly hereunder, and any rights in the Withdrawing Party’s Customer Agreements. The purchase price for the Withdrawing Party’s Interest (the “Withdrawing Purchase Price”) shall be fair market value, where such fair market value takes into consideration future amounts payable under this Agreement, as well as all the additional development and manufacturing costs for Products that a Third Party with standard manufacturing capacity would bear alone (as opposed to splitting with the Withdrawing Party), and shall be determined by the applicable bankruptcy court overseeing the Insolvency Proceeding. In the event the Non-Withdrawing Party desires to exercise to purchase the Withdrawing Party’s Interest for the Withdrawing Purchase Price, the Non-Withdrawing Party shall deliver a written notice to the Withdrawing Party indicating the desire to exercise such right and setting a closing date for consummation of the purchase of the Withdrawing Party’s Interest, which closing date shall be no earlier than seventy-five (75) days after the date of such notice (the “Withdrawal Date”). Payment of the Withdrawing Purchase Price shall be made in cash on the Withdrawal Date unless the parties agree otherwise, and, upon the Withdrawal Date, the Withdrawing Party shall, and hereby does, assign all Intellectual Property that is owned jointly hereunder to the Non-Withdrawing Party, and the Withdrawing Party further agrees to take all action and execute all documents in order to effectuate the transfer of the Withdrawing Party’s Interest to the Non-Withdrawing Party thereafter.

Article III.                      COVENANTS

3.1              Obligations of Amyris. Amyris agrees to do the following:

(a)                Paying Agent Agreement. As soon as reasonably practicable after the date hereof, but no later than five (5) calendar days following the Effective Date, Amyris and Citibank, N.A. (the “Paying Agent”) shall deliver to Ginkgo counterpart signature pages to the Paying Agent Agreement, in substantially the form attached hereto as Exhibit 3.1(a) (the “Paying Agent Agreement”).

(b)               Amendment to Third Party Agreements. As of the Effective Date, Amyris shall have a plan mutually agreed upon by the Parties in place for amending all Customer Agreements to require payments thereunder (other than Incentive Payments) to be delivered to the Paying Agent, which plan Amyris shall follow in order to complete as soon as reasonably practicable after the Effective Date.

3.2              Obligations of Ginkgo. Ginkgo agrees to do the following:

(a)                Paying Agent Agreement. As soon as reasonably practicable after the date hereof, but no later than five (5) calendar days following the Effective Date, Ginkgo and the Paying Agent shall deliver to Amyris counterpart signature pages to the Paying Agent Agreement.

Article IV.                      OPERATIONS

4.1              New Customers. The Parties shall collaborate to source prospective Customer Agreements in accordance with the guidelines set forth by the Antitrust Committee; however, neither Party may enter into a proposed Ginkgo Customer Agreement or proposed Amyris Customer Agreement during the Term except in compliance with the terms herein. The applicable Party shall attempt to determine each prospective product to be developed under a proposed Customer Agreement (each, a “Prospective Product”) and, for such Prospective Product, the target costs, estimated annual market volume, product specifications, and chemistry of such Prospective Product. Thereafter, such Party shall cross-check the prospective customer and the Prospective Product against the Excluded Products list in Table 5 on Exhibit  6.2(a), as may be amended from time to time. If the Prospective Product is on such list, or if the Prospective Product is already being developed, manufactured, or commercialized pursuant to an existing Customer Agreement under terms that would restrict one or both of the Parties from entering into such proposed Customer Agreement, then the Prospective Product shall be abandoned and the proposed Customer Agreement shall be amended to remove any obligations related to a Prospective Product; otherwise, if one or more Prospective Products are permitted under a proposed Customer Agreement, such proposed Customer Agreement shall be referred to the JSC. The JSC, or a designated Subcommittee, shall draft a technical development plan for each Prospective Product under a proposed Customer Agreement based on the form attached hereto as Exhibit  4.1 (each, a “Technical Development Plan”), which shall be drafted in good faith by one or more appointees of the JSC based on the most-recent information available at the time of the drafting of such Technical Development Plan. Each Technical Development Plan shall be submitted to the JSC, which may request amendments to the Technical Development Plan or approve such Technical Development Plan in accordance with Section 4.2.

4.2              Approval of Technical Development Plan.

(a)                Joint Approval. If the JSC or the Executive Committee approves the Technical Development Plan, the applicable proposed Ginkgo Customer Agreement or proposed Amyris Customer Agreement shall be executed and the development, manufacture, and commercialization of each remaining Product under such Customer Agreement shall be considered a Program hereunder, and Table 1 on Exhibit 6.2(a) shall be updated to include such Product and the relevant additional information specified therein.

(b)               Single Party Approval. If the JSC and Executive Committee are unable to approve a Technical Development Plan, but one Party approves the Technical Development Plan, the applicable proposed Ginkgo Customer Agreement or Amyris Customer Agreement may be executed, and the product thereunder shall be considered a Refused Product under this Agreement.

(c)                No Approval. If the JSC and Executive Committee are unable to approve a Technical Development Plan, and neither Party wishes to pursue such Technical Development Plan, such Technical Development Plan and the proposed Ginkgo Customer Agreement or proposed Amyris Customer Agreement shall be abandoned.

4.3              Capital Expenditures. Except as provided herein, each Party shall be responsible for its Capital Expenditures required for the development, manufacture and commercialization of Products under this Agreement.

4.4              Manufacturing. Amyris shall expand its production facilities (the “BROTAS2 Facility”) to enable production of Products hereunder, and Amyris shall consult Ginkgo in connection with such expansion and shall consider any of Ginkgo’s comments or concerns in good faith. Products shall have Priority Access to manufacturing capacity at any of Amyris’ manufacturing facilities. If Amyris is, as determined by the JSC in good faith, unable to meet scale-up needs, production needs, or timelines for Products for technical reasons or other reasons, then (i) Amyris may manufacture as much of the Products as possible pursuant to a manufacturing agreement to be entered into between Amyris and Ginkgo in accordance with the Amyris manufacturing terms set forth on Exhibit 4.4(a), and, with the approval of the JSC, Amyris may outsource to a Third Party to manufacture any remaining Products in accordance with the Third Party manufacturing terms set forth on Exhibit 4.4(b) (the “Supplier Restrictions”) to meet such needs and timelines and until such time as Amyris is able to meet such needs and timelines itself. Subject to approval of the JSC under the guiding principles that the Parties shall use reasonable efforts to attempt to manufacture and commercialize a Product at the most efficient production location for such Product taking into account minimizing Actual Cost of Goods Sold, the manufacturing location of other Products and/or Excluded Products, time and other relevant considerations, Amyris reserves the right to utilize a CMO facility as the main and/or sole production site to manufacture one or more Products including as a bundle with Excluded Products. Amyris shall take all reasonable steps to evaluate Strain performance prior to startup of Product production. If a Product production issue is identified or is anticipated to result from the production Strain, Ginkgo will assist Amyris and provide the technical resources needed to troubleshoot and resolve the issue.

4.5              Cooperation. The Parties will reasonably cooperate in connection with the execution of any new Customer Agreement and the development, manufacture, and commercialization of any new or existing Product hereunder including, without limitation, (a) Amyris providing Ginkgo with its most up-to-date manufacturing cost models, which shall be updated at least once per Calendar Quarter during the Term; (b) the Parties shall continue to establish and refine the template for technical development plans set forth in Exhibit 4.1 to this Agreement; and (c) the business development teams from each Party shall meet periodically, and no less frequently than at least once per year, to discuss customer needs and market conditions pertaining to the Field and consistent with the guidelines developed by the Antitrust Committee.

Article V. GOVERNANCE

5.1              Executive Committee. The Executive Committee shall meet (a) at such times as required by this Agreement and (b) within ten (10) days after the request of a Party for the Executive Committee to hold a meeting. Meetings of the Executive Committee shall be effective only if at least one (1) representative of each Party is present or participating. The Executive Committee may meet either (i) in person at either Party’s facilities in the United States or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference.

5.2              Partnership Joint Steering Committee.

(a)                Establishment.  The Parties shall maintain a four-person partnership steering committee (“JSC”) that will have the responsibilities set forth in Section 5.2(b) hereof.  Amyris appoints, and shall be entitled to remove solely at their discretion, two (2) representatives to the JSC: (x) Joel Cherry and (y) Chuck Kraft; and Ginkgo appoints, and shall be entitled to remove solely at their discretion, two (2) representatives to the JSC: (A) Kevin Madden and (B) Herve Garant.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article X. The JSC shall be led by a chairperson (the “Chairperson”), who shall not have any greater authority than any other representative on the JSC, but shall be responsible for the following activities: (i) calling meetings of the JSC and preparing; (ii) preparing an agenda for each meeting and including any items requested by a member of the JSC on such agenda; (iii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (iv) ensuring that any decision-making delegated to the JSC is carried out in accordance with this Article V; and (v) preparing and circulating an agenda for the upcoming meeting; provided that the Chairperson shall include any agenda items proposed by the other Party. Each Chairperson shall serve for six (6) month terms and appointment of the Chairperson shall rotate between the Parties, with Amyris appointing the first Chairperson. Each Party shall be free to change its representatives on notice to the other Party or to send a substitute representative to any JSC meeting; provided, however, that each Party shall ensure that at all times during the existence of the JSC, its representatives on the JSC are appropriate in terms of expertise and seniority for the then-current stage of development, manufacture or commercialization of the Products.

(b)               Responsibilities.  The JSC shall have responsibility for:  (i) ensuring regular communication between the Parties; (ii) ensuring the establishment of, and monitoring of progress of, Programs; (iii) monitoring, reviewing, and reporting on the progress of any Products developed pursuant to this Agreement; and (iv) performing such other functions as expressly set forth in this Agreement or appropriate to further the purposes of this Agreement, as mutually agreed upon by the Parties in writing. The JSC has the authority to delegate any of these responsibilities as it sees fit. Each individual member of the JSC shall be bound by the obligations of confidentiality set forth in Article X.  Each individual member of the JSC shall not have any independent authority to act on behalf of the JSC unless such authority has been delegated to such individual in advance by the JSC.

5.3              Program Management Teams; Other Subcommittees.  The JSC shall establish a program management team (each, a “Program Management Team”) for each Program and a project management team (each, a “Project Management Team”) for each Product under a Program (each, a “Project”) unless otherwise agreed by the JSC (and, for clarity, the JSC may instead determine that there should be different Project Management Teams for early stage vs. late stage activities for a Product under a Program, or any other approach approved by the JSC). The JSC shall designate a program lead (each, a “Program Lead”) from one Party and, if deemed appropriate by the JSC, a co-program lead (the “Co-Program Lead”) from the other Party for each Program Management Team, who shall be responsible for monitoring each Program and reporting to the JSC concerning status of each Program and the progress of any Products developed pursuant to this Agreement. The JSC shall also designate a project lead (each, a “Project Lead”) from one Party and, if deemed appropriate by the JSC, a co-project lead (the “Co-Project Lead”) from the other Party for each Project Management Team, who shall be responsible for monitoring each Project under a Program and reporting to the JSC concerning status of each Project under a Program and the progress of any Products developed pursuant to this Agreement. The Project Lead and Co-Project Lead shall use good faith efforts to execute the applicable Project in accordance with its Technical Development Plan. The Project Lead for a given Project shall be primarily responsible for (a) achieving any milestones under the Project; (b) commercializing the Product under a given Project at scale; and (c) with reasonable consultation with the Co-Project Lead, developing and overseeing the Project, including defining tasks, task dependencies and goals that leverage the capabilities of each Party to commercialize the Product under the Program at scale; provided, the Project Lead shall use commercially reasonable efforts to allocate early stage development work and later stage scale-up and manufacturing work, in each case, as appropriate based on capabilities and capacity of each Party with the intention of maximizing speed to market for the Product; and provided, further, that the Party that is a party to the applicable Customer Agreement shall be solely responsible for interfacing with the customer of such Program (including, without limitation, serving on any steering or similar committee under the applicable Customer Agreement for such Program). In the event that there is a dispute concerning a Program between a Program Lead and a Co-Program Lead or a Project between a Project Lead and a Co-Project Lead, the JSC shall attempt to resolve such dispute in good faith and, if the JSC is unable to do so, such dispute shall be resolved in accordance with Section 5.6. The JSC may establish and disband such other subcommittees as deemed necessary by the JSC (each, a “Subcommittee”). Within 15 calendar days of the Effective Date, the JSC will establish a Subcommittee responsible for handling all legal and intellectual property matters that may arise under the collaboration (“Legal and Intellectual Property Subcommittee”). The responsibilities of the Legal and Intellectual Property Subcommittee shall include addressing all freedom-to-operate issues that arise during the course of the Term. Each Program Management Team, Project Management Team and Subcommittee shall consist of the same number of representatives from each Party, which number shall be mutually agreed by the JSC.  For the avoidance of doubt, either Party may designate the same representatives to serve on multiple or all Program Management Teams (including as Program Lead and/or Co-Program Lead), Project Management Teams (including as Project Lead and/or Co-Project Lead) or Subcommittees or on the JSC and any Program Management Team, Project Management Team or Subcommittee. Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any Program Management Team, Project Management Team or Subcommittee meeting; provided, however, that (x) the JSC shall be required to approve each Program Lead, Co-Program Lead, Project Lead and Co-Project Lead, and (y) each Party shall ensure that at all times during the existence of any Program Management Team, Project Management Team or Subcommittee, its representatives on such Program Management Team, Project Management Team or Subcommittee are appropriate in terms of expertise and seniority for the then-current stage of the development, manufacture and commercialization of a Product under the given Program. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article X.  No Program Management Team, Project Management Team or Subcommittee shall have the authority to bind the Parties hereunder and each Program Management Team, Project Management Team or Subcommittee shall report to, and any decisions shall be made by, the JSC.

5.4              Committee Meetings.  The JSC and each of the Program Management Teams, Project Management Teams and Subcommittees shall each hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as the Chairperson elects to do so.  Meetings of the JSC and each of the Program Management Teams, Project Management Teams or Subcommittees, respectively, shall be effective only if at least one (1) representative of each Party is present or participating.  The JSC and each Program Management Team, Project Management Team or Subcommittee may meet either (a) in person at either Party’s facilities in the United States or at such locations as the Parties may otherwise agree or (b) by audio or video teleconference; provided that no less than one (1) JSC meeting during each Calendar Year shall be conducted in person.  Other representatives of each Party involved with the relevant Programs or Projects may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in Article X.  Additional meetings of the JSC, Program Management Teams, Project Management Teams or Subcommittees may also be held with the consent of each Party, and neither Party shall unreasonably withhold its consent to hold such additional meetings, or as required under this Agreement.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings, and such expenses shall not be included in the calculation of Actual Cost of Goods Sold hereunder.

5.5              Authority.  The JSC, each Program Management Team, each Project Management Team and each Subcommittee shall have only the powers assigned expressly to it in this Article V and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or any Program Management Team or any Project Management Team or Subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

5.6              Decisions.

(a)                Initial Dispute Resolution Procedures.  Subject to the provisions of this Article V, actions to be taken by the JSC and each of the Program Management Teams, Project Management Teams or Subcommittees shall be taken only following a unanimous vote, with each Party (through its representatives) having one (1) vote.  If any Program Management Team, Project Management Team or Subcommittee fails to reach consensus on a matter before it for decision for a period in excess of thirty (30) days, either Party shall have the right to refer the matter to the JSC.

(b)               Final Decision-Making. If the JSC fails to reach unanimous agreement on a matter properly before it for decision for a period in excess of ten (10) days, the matter shall be referred to the Executive Committee. If the Executive Committee fails to reach unanimous agreement on a matter before it for decision for a period in excess of ten (10) days, the matter shall be resolved in accordance with Section 11.2; provided, if the matter before the Executive Committee is approval of a Technical Development Plan and the Executive Committee is unable to reach a consensus, the matter shall be resolved in accordance with Section 4.2.

5.7              Conduct of Meetings; Future Adjustments in Governance.

(a)                Any meetings of the Executive Committee, JSC, a Program Management Team, a Project Management Team or a Subcommittee shall have an agenda circulated in advance of such meeting. The Party responsible for preparing an agenda for any such meeting shall include on the agenda any items suggested by the representatives of the other Party to be addressed at such meeting. Minutes will be taken at each meeting by an individual appointed by the applicable committee, and circulated for review and approval of the same. Copies of all final agendas and approved meeting minutes will be provided to each Party’s legal counsel.

(b)               The Parties may at any time by mutual written agreement create or delete governance committees or subcommittees or make other modifications to the governance structures contemplated by this Agreement in order to promote the efficient operation of the Programs and/or the Projects.

Article VI.                      FINANCIAL PROVISIONS

6.1              BROTAS2 Fee. Subject to Amyris fully funding and breaking ground on the BROTAS2 Facility by March 30, 2017, Ginkgo shall pay to Amyris a non-refundable fee of $[*] on or before March 31, 2017. For clarity, the Parties agree that the term “breaking ground” means that Amyris has completed the following items: (A) proof of adequate funding; (B) engineering plans and layout plans generated by a licensed and reputable engineer have been completed (with a copy provided to Ginkgo); (C) all necessary easements or real property acquisitions necessary for BROTAS2 Facility have been secured; (D) all necessary approvals from the relevant authorities to begin construction have been obtained (with a copy of such approval(s)

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided to Ginkgo); and (E) Amyris has begun actual digging in the earth to start the construction of BROTAS2 Facility.

6.2              Sharing of Net Profits.

(a)                Allocation of Net Profits and Incentive Payments.

(i)                 New Contract for a Product. For any Products that are not Refused Products that are (A) developed under an Amyris Customer Agreement or Ginkgo Customer Agreement or (B) listed on Table 1 in Exhibit 6.2(a), Net Profits plus any Incentive Payments for such Products under such Customer Agreement shall be allocated fifty percent (50%) to each of Amyris and Ginkgo until the development, manufacture, and commercialization of such Products under such Customer Agreement are permanently discontinued.

(ii)               Existing Contract for a New Product. For any Products listed on Table 2 in Exhibit 6.2(a), Net Profits plus any Incentive Payments less any Earned Incentive Payments for such Products under the applicable Customer Agreement shall be allocated fifty percent (50%) to each of Amyris and Ginkgo until the development, manufacture, and commercialization of such Products under such Customer Agreement are permanently discontinued. Earned Incentive Payments under a Customer Agreement for such Products shall be allocated [*] to the Party indicated as “Sourcing Party” on such Table. Any extension after the Effective Date of a Customer Agreement for a Product listed on Table 2 in Exhibit  6.2(a) (other than pursuant to the exercise of a pre-existing renewal or extension option included in such Customer Agreement) shall be considered a new Customer Agreement subject to Section 6.2(a)(i) hereof, unless such extension extends the term of the underlying Customer Agreement by no more than six months from the termination date in effect on the Effective Date and does not otherwise materially alter the provisions of such Customer Agreement.

(iii)             Existing Contract for a Product Under Development. For any Products listed on Table 3 in Exhibit  6.2(a), Net Profits plus any Incentive Payments less any Earned Incentive Payments for such Products under the applicable Customer Agreement shall be allocated fifty percent (50%) to each of Amyris and Ginkgo until the development, manufacture, and commercialization of such Products under such Customer Agreements are permanently discontinued. Earned Incentive Payments under a Customer Agreement for such Products shall be allocated [*] to the Party indicated as “Sourcing Party” on Table 3 in Exhibit  6.2(a). Any extension after the Effective Date of a Customer Agreement listed on Table 3 in Exhibit  6.2(a) (other than pursuant to the exercise of a pre-existing renewal or extension option included in such Customer Agreement) after the Effective Date shall be considered a new Customer Agreement subject to Section 6.2(a)(i) hereof, unless such extension extends the term of the underlying Customer Agreement by no more than six months from the termination date in effect on the Effective Date and does not otherwise materially alter the provisions of such Customer Agreement. Any termination of a Customer Agreement listed on Table 3 in Exhibit  6.2(a) after the Effective Date as a result of a conflict with a Customer Agreement of the other Party shall result in the corresponding Customer Agreement of

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such other Party, and any Products thereunder, being treated as a new Customer Agreement subject to Section 6.2(a)(i) thereafter.

(iv)             Existing Commercial Product. Table 4 in Exhibit 6.2(a) sets forth the Actual Cost of Goods Sold for each Product currently being commercialized by Amyris. For each new Customer Agreement for such Products sourced by Ginkgo, Net Profits and Incentive Payments under such new Customer Agreement for such Product shall be allocated between the Parties as though such Customer Agreement is for a new Product subject to Section 6.2(a)(i). For each Customer Agreement for a Product listed in Table 4 in Exhibit  6.2(a) originated by Amyris (whether before or after the Effective Date), Net Profits and Incentive Payments under such Customer Agreement for such Product shall be allocated [*] to Amyris. Notwithstanding the foregoing, should the Actual Cost of Goods Sold for a Product listed in Table 4 in Exhibit 6.2(a) be reduced from the amount set forth in such Table, Ginkgo shall be entitled to receive a percentage of the savings as a result of such reduction in Actual Cost of Goods Sold, with the specific percentage of the savings for such Product as set forth across from the name of such Product in Table 4 in Exhibit  6.2(a) (the “Ginkgo Cost Savings”). In the event that Ginkgo requests to help Amyris improve its farnesene strain by providing a technical proposal to the Executive Committee, the Executive Committee will approve any such reasonable technical proposal, and provided that Ginkgo performs work under such proposal, but regardless of whether such work achieves any particular success or outcome (including production of any strain meeting any particular requirements) or whether results of such work are incorporated into any production of any farnesene strains Product, Ginkgo shall be entitled to receive [*]of the savings for any reduction in Actual Cost of Goods Sold for any farnesene sold thereafter as Ginkgo Cost Savings hereunder.

(v)               Refused Products. In the event that one Party elects, at any time during the development of a Product, not to participate in the development of such Product (such Party, the “Non-Participating Party”, and such Product, a “Refused Product”), such Party shall provide written notice of such election to the other Party, and where such Product uses the other Party’s Intellectual Property that is licensed under this Agreement, Net Profits for such Product shall be allocated [*] to the Non-Participating Party and [*] to the other Party until the development, manufacture, and commercialization of such Refused Product are permanently discontinued. The Parties agree that [*] shall be considered a Refused Product. In the event that Ginkgo engages a Third Party manufacturer to manufacture a Refused Product, such manufacturing shall be subject to the Supplier Restrictions set forth in Exhibit 4.4(b). For clarity, the Parties recognize that the decision not to participate in the development of a Product shall cause any Intellectual Property created in connection with such development to be owned, as between the Parties, solely by the developing Party; provided, however, that such Intellectual Property shall be considered Foreground Intellectual Property for purposes of the license granted in Section 2.3(a)(ii).

(vi)             Excluded Products. Notwithstanding anything in this Agreement to the contrary, the products listed in Table 5 in Exhibit  6.2(a), which shall be amended with the approval of the JSC from time to time to reflect such chemical small molecule compound(s) developed, manufactured, and/or commercialized in the Field that are outside

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the scope of this Agreement, shall not be considered Products hereunder (the “Excluded Products”), the development, manufacture, and commercialization of such Excluded Products shall be outside the scope of this Agreement, and, absent any other agreement to the contrary, no Party shall be obligated to make any payments to the other Party (whether directly or indirectly) for the development, manufacture, or commercialization of any Excluded Products.

6.3              Reporting. From and after the Effective Date, the Parties shall conduct a quarterly reconciliation of Net Profits, Incentive Payments, Actual Cost of Goods Sold, and Ginkgo Cost Savings as follows, on a Product-by-Product basis:

(a)                Within forty-five (45) days after the filing by Amyris of each Quarterly Report on Form 10-Q with the Securities and Exchange Commission, and within thirty (30) days after the filing by Amyris of its Annual Report on Form 10-K with the Securities and Exchange Commission, or, if Amyris is no longer making such filings with the Securities and Exchange Commission, within the applicable amount of time after such filings would have been made, each Party shall submit to the JSC a written report setting forth, as applicable:

(i)                 actual revenues and expenses included in Net Profits, Incentive Payments, Earned Incentive Payments (if applicable), Actual Cost of Goods Sold, and Ginkgo Cost Savings (if applicable) for such Product on a customer-by-customer basis for such Calendar Quarter, including, as applicable:

(A)             all sales in units, in Net Profits value, and any Incentive Payments received from a Customer during such Calendar Quarter;

(B)              the relevant Actual Cost of Goods Sold and, if applicable, Ginkgo Cost Savings for such Product incurred by each Party or its Affiliates with respect to such Product during such Calendar Quarter, along with all ACOGS Invoices (as defined herein) delivered pursuant to Section 6.4(c) during such Calendar Quarter; and

(C)              if applicable, any Earned Incentive Payments received from a Customer during such Calendar Quarter.

(b)               Within thirty (30) days after the receipt of the report pursuant to subparagraph (b) above, the Party then entitled to appoint the JSC Chairperson shall submit to the JSC a written reconciliation report (the “Quarterly Payment Report”) setting forth in reasonable detail the calculation of Net Profits, Incentive Payments, Earned Incentive Payments, Actual Cost of Goods Sold, Ginkgo Cost Savings, Withholding Taxes, the calculation of the net amount owed by the Paying Agent to each of Amyris and Ginkgo, as applicable, and the calculation of any Incentive Payments that need to be made from one Party to the other Party, as applicable, in order to ensure compliance with Section 6.2 and the proper allocation of Withholding Taxes pursuant to Section 6.6.

(c)                Each Party shall have ninety (90) days after delivery of a Quarterly Payment Report (the “Objection Period”) to dispute the calculations therein by delivery of a written notice to the JSC of any objections thereto (the “Objection Notice”). The Objection Notice shall set forth in reasonable detail the particulars of such objections (the “Disputed Amount”). If no Objection Notice is delivered in the Objection Period, the Quarterly Payment Report shall be considered final and binding on the Parties.

(d)               If an Objection Notice is delivered, the JSC shall as soon as possible, and in any event no later than twenty (20) days after delivery of the Objection Notice, negotiate in good faith to resolve any disputes related to the Quarterly Payment Report. If the JSC is not able to resolve a dispute in such period, either Party may submit such dispute to, and such dispute shall be resolved fully, finally, and exclusively through the use of, an Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm incurred in the resolution of such dispute shall be borne by the Parties in such proportion as is appropriate to reflect the relative benefits received by each Party based on the final resolution of the Disputed Amount in accordance with this Section 6.3. For example, if Party A challenges the calculation in the Quarterly Payment Report by an amount of $[*], but the Independent Accounting Firm believes that Party A has a valid claim for only $[*], Party B shall bear [*] of the fees and expenses of the Independent Accounting Firm and Party A shall bear [*] of the fees and expenses of the Independent Accounting Firm. The Independent Accounting Firm shall determine (and written notice thereof shall be given to the Parties) as promptly as practicable, but in any event within fifteen (15) days following its appointment and based solely on the written submissions detailing the disputed items submitted to it by both Parties, the disputed items submitted to the Independent Accounting Firm. All negotiations pursuant to this Section 6.3 shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable other laws including state rules of evidence, and all negotiations, submissions to the Independent Accounting Firm, and dispute resolution proceedings under this Section 6.3(d) shall be treated as confidential information. The Independent Accounting Firm shall be bound by a mutually agreeable confidentiality agreement. The determination of the Independent Accounting Firm shall be final and binding on the Parties. The decision rendered pursuant to this Section 6.3(d) may be filed as a judgment in any court of competent jurisdiction. Either Party may seek specific enforcement or take other necessary legal action to enforce any decision under this Section 6.3(d). The other Party’s only defense to such a request for specific enforcement or other legal action shall be fraud by or upon the Independent Accounting Firm. Absent such fraud, such other Party shall reimburse the Party seeking enforcement for its expenses related to such enforcement.

(e)                The final determination of each Quarterly Payment Report under this Section 6.3 shall not impair any other rights of a Party under this Agreement including, without limitation, any rights to indemnification.

6.4              Payment Mechanics.

(a)                Each Customer Agreement shall require that all payments of invoices and purchase orders related to the sale of a Product issued pursuant to such Customer Agreement shall be paid directly to the Paying Agent and the payment terms shall be net 30 days unless otherwise approved by the Executive Committee. In the event a Party receives a payment of any invoice or purchase order issued pursuant to a Customer Agreement, such Party shall promptly, and in any event no later than three (3) Business Days after receipt of such payment, wire an amount equal to the amount of such payment to the Paying Agent.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)               All payments of Incentive Payments, whether or not such Incentive Payments are Earned Incentive Payments, shall be made directly to the Party named in the Customer Agreement to which such Incentive Payment relates, and any portion of the Incentive Payments that are not Earned Incentive Payments allocable to the other Party shall be paid to the other Party no later than thirty (30) days after the end of the applicable Calendar Quarter as payment of a fee for the services of the business development team of the other Party during such Calendar Quarter. For any Incentive Payments that are not Earned Incentive Payments that have been collected by a Party as of the Effective Date and are allocable to the other Party, including without limitation the Incentive Payments collected under the [*], the portion allocable to the other Party shall be paid within thirty (30) days after the Effective Date for the services of the business development team of the other Party prior to the date hereof.

(c)                As soon as reasonably practicable following the shipping of any Products manufactured by or on behalf of a Party, such Party shall send an invoice (an “ACOGS Invoice”) to the other Party in an amount equal to the product of (i) 1.1 and (ii) the Actual Cost of Goods Sold for the Products reflected in such ACOGS Invoice. Within three (3) Business Days after payment by a customer of any invoice or purchase order issued pursuant to a Customer Agreement, the Parties shall execute joint written instructions to the Paying Agent to wire an amount equal to the amount set forth in the ACOGS Invoice corresponding to such invoice or purchase order to the Party submitting such ACOGS Invoice to the other Party. Within three (3) Business Days after a Quarterly Payment Report is deemed final and binding on the Parties:

(i)                 If the final Quarterly Payment Report indicates that the payments a Party received pursuant to Section 6.4(c) during the applicable Calendar Quarter were greater than an amount equal to the product of (i) 1.1 and (ii) the applicable Actual Cost of Goods Sold for such Calendar Quarter, such Party shall pay the amount of any such excess payment, by wire transfer of immediately available funds, to the Paying Agent for distribution in accordance with Section 6.4(c)(ii).

(ii)               The Parties shall deliver joint written instructions to the Paying Agent instructing the Paying Agent to deliver to Amyris and Ginkgo, as applicable, such Party’s share of the Net Profits, and Ginkgo Cost Savings set forth in the final Quarterly Payment Report.

6.5              Audits.  For a period beginning as of the Effective Date and ending on the date that is three (3) years following the final payment of Net Profits and/or Incentive Payments under this Agreement, each Party shall keep, and shall cause its Affiliates to keep, full, true and accurate books and records containing all particulars relevant to the calculation of Net Profits, Actual Cost of Goods Sold, Ginkgo Cost Savings, Incentive Payments and Earned Incentive Payments in sufficient detail to enable the other Party to verify the amounts payable by or to it under this Agreement. Each Party shall have the right, not more than once during any Calendar Year and at its own expense, to have the books and records of the other Party and its Affiliates, as applicable, audited by an Independent Accounting Firm. Audits under this Section 6.5 shall be conducted at the principal place of business of the financial personnel with responsibility for preparing and maintaining such records, during normal business hours, upon at least thirty (30) days’ prior written notice, and for the sole purpose of verifying amounts payable by or to such Party under

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

this Agreement. All information and data reviewed in any audit conducted under this Section 6.5 shall be used only for the purpose of verifying amounts payable by or to a Party under this Agreement and shall be treated as Confidential Information of the audited Party subject to the terms of this Agreement. The auditing Party shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the audited Party and its Affiliates, as applicable. The accounting firm shall disclose to the auditing Party only whether the calculation of Net Profits, Actual Cost of Goods Sold, Ginkgo Cost Savings, Incentive Payments and Earned Incentive Payments, and payments hereunder are correct or incorrect and the specific details concerning any discrepancies. If the audit demonstrates that the payments owed under this Agreement have been understated, the audited Party shall pay the balance to the auditing Party, which shall be paid together with interest in accordance with Section 6.8.  Further, if the amount of the understatement is greater than [*] of the amount owed to the auditing Party with respect to the audited period, then the audited Party shall reimburse the auditing Party for the reasonable out-of-pocket cost of the audit.  If the audit demonstrates that the payments owed under this Agreement have been overstated, the audited Party shall be entitled to credit such amount against payments due to the auditing Party.  All payments owed by or to a Party under this Section 6.5 shall be made within forty-five (45) days after the results of the audit are delivered to the Parties.

6.6              Tax Matters.  Any amounts payable by a Party or the Paying Agent (the “Payor”) to the other Party (the “Payee”) pursuant to this Agreement (each a “Payment”) shall be made without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by Law in effect at the time of the Payment. In the event that the Payor is required by applicable Law to deduct, withhold and pay over (collectively, “Withhold”) any tax (a “Withholding Tax”) from or in respect of such Payment, the Payor shall (a) notify the Payee of such requirement promptly upon first becoming aware thereof, and in no event less than five (5) days prior to Withholding, (b) Withhold the full amount of such Withholding Tax to the relevant taxing authority as and when due and (c) pay the net after-Withholding Tax amount of such Payment to the Payee, together with documentation confirming the amount and fact of the associated Withholding. The amount of Withholding Tax required to be Withheld in respect of a Payment shall be (i) determined in the good-faith discretion of the Payor, with due regard to any valid documentation previously provided to the Payor by or for the benefit of the Payee, in form and substance reasonably satisfactory to the Payor, that supports a reduced rate of Withholding Tax in respect of the Payment, and (ii) treated for all purposes of this Agreement as having been duly and timely paid by the Payor to or for the benefit of the Payee. The Parties agree to cooperate in good faith to (x) minimize the amount of any Withholding Tax prior to Withholding, and (y) permit a Payee to recover any excess Withholding Tax previously Withheld. On the date of execution of this Agreement, each Party will deliver to the other an accurate and complete Internal Revenue Service Form W-9.

6.7              Currency Exchange.  All payments to be made by a Party to the other Party shall be made in Dollars.  In the case of Actual Cost of Goods Sold outside the United States, the average reasonable foreign exchange rates in effect when the transactions occur as recorded in Amyris’ books and records for monthly external reporting will be used. In the case of any other payments made pursuant to a Customer Agreement that are not in Dollars, the reasonable exchange rate used when the funds are converted to Dollars shall be used as the conversion rate.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.8              Late Payments.  Without limiting any other rights or remedies available to a Party hereunder, if the paying Party does not pay any amount due on or before the due date, the paying Party shall pay to such Party interest on any such amounts from and after the date such payments are due under this Agreement at a rate per annum equal to the [*] in effect published in The Wall Street Journal, Eastern Edition, plus [*] basis points, or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent; provided that with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

6.9              General Payment Provisions.  Notwithstanding anything to the contrary in this Agreement, (a) there shall be no double-counting of expenses or revenue in the calculation of Net Profits, Actual Cost of Goods Sold, and Incentive Payments hereunder, and (b) Net Profits, Actual Cost of Goods Sold, Ginkgo Cost Savings, Incentive Payments, and any components thereof shall be determined from the books and records of the applicable Party and its Affiliates maintained in accordance with the Accounting Principles.

Article VII.                   TERM AND TERMINATION

7.1              Agreement Term.  The term of this Agreement shall commence on the Effective Date and shall continue for three (3) years from the Effective Date unless terminated pursuant to Sections 7.2(a), 7.2(b), 7.2(c) or 7.2(d) below (the “Initial Term”). The Agreement shall automatically be extended for successive one-year periods (each, a “Renewal Term” and, collectively with the Initial Term, the “Term”) unless a Party delivers a written notice of non-renewal to the other Party not less than ninety (90) days prior to a Renewal Term.

7.2              Termination.

(a)                Termination by Mutual Agreement. At any time during the Term, the Agreement may be terminated upon the mutual written consent of the Parties.

(b)               Termination for Material Non-Performance.  If, as of the eighteen (18) month anniversary of the Effective Date, the Executive Committee, after receiving input from the members of the JSC, determines that a Party is repeatedly unable to perform or meet commitments under its Customer Agreements or Technical Development Plans, the other Party shall have a right to terminate the Agreement on thirty (30) days’ prior written notice. Notwithstanding the foregoing, if a Party disputes the termination, then Section 7.2(e) shall apply.

(c)                Termination for Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of this Agreement, then the Non-Breaching Party may deliver notice of such breach to the Breaching Party.  To the extent such breach is reasonably capable of being cured, if the Breaching Party fails to cure such breach, or to initiate such steps as would be considered reasonable to effectively cure such breach (and thereafter diligently pursues such cure), within thirty (30) days after receipt of such notice of breach, the Non-Breaching Party may terminate this Agreement upon written notice

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to the Breaching Party.  Notwithstanding the foregoing, if a Party disputes the termination, then Section 7.2(e) shall apply.

(d)               Termination for Change in Control. A Party (the “Changed Party”) shall provide fifteen (15) days’ prior written notice (a “Change in Control Notice”) of any Change in Control of the Changed Party. The other Party may terminate this Agreement in its sole and absolute discretion upon written notice given to the Changed Party not later than ten (10) days after the receipt of such Change in Control Notice.

(e)                Termination Disputes.  If a Party gives notice of non-performance, notice of breach or notice of termination under Sections 7.2(b) or 7.2(c), and the other Party disputes whether such notice was proper, then the issue of whether or not such non-performance or breach entitled the Party providing such notice to terminate this Agreement shall be resolved in accordance with Section 11.2, and the Agreement shall remain in full force and effect until such dispute is resolved.  All cure periods shall be tolled during such dispute resolution process. If, as a result of such dispute resolution process it is determined that the notice of termination was proper, then the Breaching Party shall be entitled to the remainder of the relevant cure period and such termination shall only be effective if the relevant breach is not cured or otherwise addressed in accordance with this Agreement during such period.  On the other hand, if, as a result of the dispute resolution process, it is determined that the notice of termination was improper, then no termination shall have occurred or shall occur as a result of such notice and this Agreement shall remain in full force and effect.

7.3              Effects of Termination.

(a)                Upon termination of this Agreement for any reason:

(i)                 Ginkgo shall retain each Ginkgo Customer Agreement, Amyris shall retain each Amyris Customer Agreement, and the JSC shall determine what the Parties shall do with respect to any Customer Agreement to which both Parties are a party;

(ii)               Each Party shall return the other Party’s Confidential Information in accordance with Section 10.3; and

(iii)             Subject to Section 7.3(d) below, each provision of this Agreement that does not expressly survive termination of this Agreement or extend beyond the Term shall terminate and be of no further force and effect.

(iv)             If during the Term:

(A)             The Parties had determined that there are no restrictions on the Parties relating to (1) use of Amyris Background Intellectual Property in the Flavors and Fragrances Market and/or (2) the manufacture of Products for the Flavors and Fragrances Market, then for the Products listed in Table 2 of Exhibit 6.2(a) where Amyris is listed as the “Sourcing Party”, Ginkgo shall have no rights and Amyris shall have no obligations to Ginkgo after the termination of this Agreement unless Amyris has been directed to perform research or development on such Products prior to such termination by the relevant Third Party.

(B)              Amyris and/or Ginkgo was unable to use Amyris Background Intellectual Property for Products in the Flavors and Fragrances Market and/or the Parties were unable to produce each Product in the Flavors and Fragrances Market under this Agreement for more than one Third Party, Ginkgo shall be entitled after such termination to receive 50% of the Net Profits to make such Products in Table 2 of Exhibit 6.2(a), as well as other products not listed in Table 2 of Exhibit 6.2(a) for the relevant Third Party, regardless of whether Ginkgo performed research or development on such Products prior to such termination.

(b)               Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

(c)                Expiration or termination of this Agreement for any reason shall not release either Party from any obligation or liability which, on the effective date of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.

(d)               Article I, Section 2.3(a)(i), Section 2.3(a)(iii), Section 2.3(e), Section 2.3(f), Section 2.4, Article VI, Section 7.3, Article VIII, the last sentence of Section 9.5, Article X, and Article XI shall survive termination or expiration of this Agreement. Section 2.3(a)(ii) and Section 2.3(b) shall survive solely A) with respect to any updates and/or modifications to the Intellectual Property provided under the Initial Strategic Partnership Agreement, to the extent and for such time as Section 2.1 survives as indicated below, and (B) for any other Intellectual Property actually provided by the Parties prior to termination or expiration of this Agreement in connection with the performance of activities under this Agreement for the Parties’ continued use of the existing (as of such termination or expiration) Products or Refused Products with the existing (as of such termination or expiration) customers, as the case may be. Notwithstanding the foregoing, (i) Section 2.3(c) shall survive subject to Section 2.3(d) and (ii) Section 2.1 shall survive solely to the extent applicable to Section 2.3(c) or in connection with the performance of activities under this Agreement for the Parties’ continued use of the existing (as of such termination or expiration) Products or Refused Products with the existing (as of such termination or expiration) customers, as the case may be. The Parties shall meet after such termination or expiration of this Agreement to determine in good faith whether any changes should be made with respect to the Parties’ completion of any Products or Refused Products that are still under development as of such termination or expiration, taking into account the best course of action for the customers of such products; any such changes must be mutually agreed to by the Parties, and approval of such changes is not to be unreasonably withheld. Section 2.2 shall survive termination or expiration of this Agreement in its entirety except that subpart (A) of Section 2.2(d)(ii) shall not survive.

Article VIII.                INDEMNIFICATION; LIMITATION OF LIABILITY

8.1              By Amyris.

(a)                Subject to Section 8.1(b), Amyris agrees, at Amyris’ cost and expense, to defend, indemnify and hold harmless Ginkgo and its Affiliates, and their respective directors,

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

officers, employees and agents (the “Ginkgo Indemnified Parties”) from and against any losses, costs, damages, fees or expenses (“Losses”) arising out of any Action brought by a Third Party to the extent relating to (i) any breach by Amyris of any of its representations, warranties or obligations pursuant to this Agreement; (ii) the negligence or willful misconduct of Amyris; (iii) any infringement by Intellectual Property licensed from Amyris; (iv) any of Excluded Products developed, manufactured, or commercialized by Amyris; or (v) except as otherwise provided in Section 8.3, actions taken solely by Amyris that serve as the sole basis for such Action brought by a Third Party where such actions are inconsistent with the directions of the JSC.

(b)               In the event of any such Action against any of the Ginkgo Indemnified Parties by any Third Party, Ginkgo shall promptly notify Amyris in writing of the Action. Subject to Section 8.1(c), Amyris shall have the right, exercisable by notice to Ginkgo within thirty (30) days after receipt of notice from Ginkgo of the Action, to assume direction and control of the Action (including the right to settle the Action solely for monetary consideration) with counsel selected by Amyris and reasonably acceptable to Ginkgo.  The Ginkgo Indemnified Parties shall cooperate with Amyris and may, at their option and expense, be separately represented in any such action or proceeding.  Amyris shall not be liable for any Action costs or expenses incurred by the Ginkgo Indemnified Parties without Amyris’ prior written authorization. In addition, Amyris shall not be responsible for the indemnification or defense of any Ginkgo Indemnified Party to the extent arising from any negligent or intentional acts by any Ginkgo Indemnified Party or the breach by Ginkgo of any representation, obligation or warranty under this Agreement, or any Actions compromised or settled without its prior written consent. Notwithstanding the foregoing, Amyris shall not settle an Action brought by a Third Party without the prior written consent of Ginkgo, if such settlement would impose any monetary obligation on Ginkgo or require Ginkgo to submit to an injunction.

(c)                Notwithstanding anything to the contrary above, (i) in the event of any such Action against a Ginkgo Indemnified Party brought by a Governmental Entity or criminal action seeking an injunction against a Ginkgo Indemnified Party, or (ii) in the event Amyris does not assume direction and control of the Action pursuant to Section 8.1(b), Ginkgo shall have the right to control the Action at Amyris’ expense.

8.2              By Ginkgo.

(a)                Subject to Section 8.2(b), Ginkgo agrees, at Ginkgo’s cost and expense, to defend, indemnify and hold harmless Amyris and its Affiliates and their respective directors, officers, employees and agents (the “Amyris Indemnified Parties”) from and against any Losses arising out of any Action brought by a Third Party to the extent relating to (i) any breach by Ginkgo of any of its representations, warranties or obligations pursuant to this Agreement; (ii) the negligence or willful misconduct of Ginkgo; (iii) any infringement by Intellectual Property licensed from Ginkgo hereunder (iv) any of Excluded Products developed, manufactured, or commercialized by Ginkgo; (v) except as otherwise provided in Section 8.3, actions taken solely by Ginkgo that serve as the sole basis for such Action brought by a Third Party where such actions are inconsistent with the directions of the JSC; or (vi) any Losses related to Ginkgo’s failure to make payments to SRD under Section 2.3(f).

(b)               In the event of any such Action against any of the Amyris Indemnified Parties by any Third Party, Amyris shall promptly notify Ginkgo in writing of the Action. Subject to Section 8.2(c), Ginkgo shall have the right, exercisable by notice to Amyris within thirty (30) days after receipt of notice from Amyris of the Action, to assume direction and control of the Action (including the right to settle the Action solely for monetary consideration) with counsel selected by Ginkgo and reasonably acceptable to Amyris. The Amyris Indemnified Parties shall cooperate with Ginkgo and may, at their option and expense, be separately represented in any such action or proceeding.  Ginkgo shall not be liable for any Action costs or expenses incurred by the Amyris Indemnified Parties without Ginkgo’s prior written authorization.  In addition, Ginkgo shall not be responsible for the indemnification or defense of any Amyris Indemnified Party to the extent arising from any negligent or intentional acts by any Amyris Indemnified Party, or the breach by Amyris of any representation, obligation or warranty under this Agreement, or any Actions compromised or settled without its prior written consent.  Notwithstanding the foregoing, Ginkgo shall not settle an Action brought by a Third Party without the prior written consent of Amyris, if such settlement would impose any monetary obligation on Amyris or require Amyris to submit to an injunction.

(c)                Notwithstanding anything to the contrary above, (i) in the event of any such Action against an Amyris Indemnified Party brought by a Governmental Entity or a criminal action seeking an injunction against an Amyris Indemnified Party, or (ii) in the event Ginkgo does not assume direction and control of the Action pursuant to Section 8.2(b), Amyris shall have the right to control the Action at Ginkgo’s expense.

8.3              Shared Claims. Any Losses arising out of any Action brought by a Third Party involving any actual or alleged death or bodily injury arising out of or resulting from the development, manufacture or commercialization of any Product, to the extent that such Losses exceed the amount (if any) covered by the applicable Party’s product liability insurance, shall be shared equally by the Parties, except to the extent such Losses arise out of any Action brought by a Third Party based on (a) a Party’s breach of any of its representations, obligations or warranties under to this Agreement, or (b) the negligence or intentional act of a Party, its Affiliates, or their respective permitted sublicensees, or any of the respective officers, directors, employees and agents of each of the foregoing entities, in the performance of obligations or exercise of rights under this Agreement.

8.4              Limitation of Liability.  EXCEPT WITH RESPECT TO A BREACH OF Article VIII, Article X, OR A PARTY’S LIABILITY PURSUANT TO Article VIII OR Article X, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT OR REMOTE DAMAGES, OR, EXCEPT WITH RESPECT TO A BREACH OF SECTIONS 2.1, 2.3(d) OR 2.3(e), FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

Article IX.                      REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1              Representation of Authority; Consents.  Ginkgo and Amyris each represents and warrants, and covenants, as applicable, to the other Party that, except as set forth on Schedule 9.1 of the Amyris Disclosure Schedules and the Ginkgo Disclosure Schedules:

(a)                it has full right, power and authority to enter into this Agreement;

(b)               its board of directors has determined that this business arrangement, and the structure of the resulting partnership, is in the best interest of such party and its stockholders;

(c)                this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition Laws, penalties and jurisdictional issues including conflicts of Laws); and

(d)               except as otherwise contemplated in this Agreement, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

9.2              No Conflict.  Each Party represents and warrants to the other Party that, except as set forth on Schedule 9.2 of the Amyris Disclosure Schedules and the Ginkgo Disclosure Schedules, the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate such Party’s corporate organizational documents or any requirement of applicable Laws and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any material oral or written contractual obligation of such Party.  Each Party agrees that it shall not during the Term grant any right, license, consent or privilege to any Third Party or otherwise undertake any action, either directly or indirectly, that would conflict with the rights granted to the other Party or interfere with any obligations of such Party set forth in this Agreement.

9.3              Intellectual Property. Each Party represents and warrants to the other Party, except as set forth on Schedule 9.3 of the Amyris Disclosure Schedules and the Ginkgo Disclosure Schedules, and solely (other than subpart (e) or (f), below) with respect to, as applicable, the Background Intellectual Property, Foreground Intellectual Property and Foundry Intellectual Property, as follows:

(a)                Such Party has the legal power to and such Party is not subject to any agreement which restricts or impairs its ability to convey to the other Party all of the license rights for such Intellectual Property contemplated hereby;

(b)               Such Party does not pay or receive any royalty to or from anyone with respect to any of such Party’s Intellectual Property, nor has such Party licensed anyone to commercially exploit any of such Party’s Intellectual Property;

(c)                There are no pending or, to the knowledge of such Party, contemplated Actions relating to any of such Party’s Intellectual Property, nor has such Party received written communication from any Person threatening the institution of any Action against such Party relating to any of such Intellectual Property;

(d)               Except as contemplated by this Agreement, all rights of such Party in and to such Intellectual Property will be unaffected by this Agreement and the other transactions contemplated hereunder;

(e)                To the knowledge of such Party, neither the conduct of its business, nor the use of the technology it is providing pursuant to this Agreement, interferes with, infringes, violates or misappropriates any rights under any valid and unexpired Intellectual Property of any other Person;

(f)                Such Party has not received any notice alleging any such interference, infringement, violation or misappropriation (including any such claim that such Party must license or refrain from using any such Intellectual Property); and

(g)               To the knowledge of such Party, no Third Party has interfered with, infringed, violated or misappropriated, or is currently interfering with, infringing, violating or misappropriating any rights under such Party’s Intellectual Property.

9.4              Compliance with Laws. Each Party represents and warrants to the other Party that such Party is in compliance with all applicable Laws applicable to it. Each Party shall comply in all material respects with all applicable Laws in connection with the development, manufacture and commercialization of the Products.

9.5              Insurance. Each Party represents and warrants that it is insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses. Each Party shall not decrease or materially change its insurance policies for so long as this Agreement is in effect and for a period of five years thereafter.

9.6              No Other Molecules in the Field. Each Party represents and warrants that it has no rights to develop, manufacture or sell any other molecules in the Field as of the date hereof that are not listed in one of the Tables on Exhibit 6.2(a).

9.7              Disclaimer of Warranty.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

9.8              Exclusivity.

(a)                Each Party agrees that, during the Term, neither Party will collaborate, work with, or otherwise engage [*] or any of its Affiliates within the Field. For clarity,

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

during the Term, neither party will license its Intellectual Property to [*] or any of its Affiliates within the Field.

(b)               During the Term, all future Amyris contracts pertaining to manufacturing of a [*] are subject to this Agreement except for the following: (i) the agreement between [*]; (ii)  any agreement with a Governmental Entity; (iii) agreements related to the [*]; and (iv) the agreements listed on Exhibit 1.5. For clarity and notwithstanding Section 9.8(b)(iv), [*].

(c)                During the Term, all future Ginkgo contracts pertaining to manufacturing of a chemical small molecule compound in the Field where the customer requires third party manufacturing of the molecule are subject to this Agreement except for the following: (i) any agreement between Ginkgo and a Governmental Entity or (ii) certain aspects of existing Ginkgo agreements with both [*] (related to the scale-up and manufacture of [*]) and [*] (related to the scale-up and manufacture of champignol and nonadienols/als); provided, that process development and scale-up of such chemical small molecule compound shall remain subject to this Agreement. For the avoidance of doubt, all agreements between Ginkgo and a Third Party for the development of strains or strain improvements only (i.e., the agreement does not contemplate the industrial scale manufacture of chemical small molecule compounds) are not subject to this Agreement and nothing herein shall prohibit the entry by Ginkgo into any such agreement.

(d)               The Parties recognize and affirm that, in the event of a breach by a Party of this Section 9.8, money damages would be inadequate and such Party would not have any adequate remedy at Law. Accordingly, the Parties agree that the non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the breaching Party’s obligations under this Section 9.8 by an action or actions for specific

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

performance, injunction or other equitable relief against the breaching Party to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of this Section 9.8.

9.9              Non-Solicitation. Each Party agrees that, during the Term, it will not, directly or indirectly, solicit the employment of any officer or employee of the other Party. The foregoing will not prevent a Party from soliciting the employment of or from employing any officer or employee of the other Party if such officer or employee of the other Party leaves the employment of the other Party without any prior solicitation of employment of such officer or employee of the other Party by or on behalf of such Party. The phrase “solicit the employment of” will not be deemed to include (a) general solicitations or advertisements of employment not specifically directed towards officers or employees of the other Party, or from employing any such person who contacts such Party in response to any of the foregoing, or (b) retaining and deploying recruiting firms and individuals to identify, seek and solicit prospective employees on behalf of such Party so long as such recruiting firms and individuals are not directed, orally or in writing, to solicit the employment of any officer or employee of the other Party, or from employing any such person who responds to any recruiting efforts of the foregoing. For purposes of clarity, the provisions of this Section 9.9 will apply whether an officer or employee of the other Party is employed on the date of this Agreement or hereafter.

Article X. CONFIDENTIALITY

10.1          Confidential Information.

(a)                In connection with the performance of their respective obligations under this Agreement, each Party (the “Disclosing Party”) may, itself or through or its Affiliates, disclose certain Confidential Information to the other Party (the “Recipient”) or its Affiliates. During the Term and at all times thereafter, the Recipient shall maintain all Confidential Information of the Disclosing Party in strict confidence and shall not use such Confidential Information for any purpose, except that the Recipient may disclose or permit the disclosure of any such Confidential Information to its Affiliates and permitted sublicensees, or its or their respective directors, officers, employees, consultants, advisors and agents, and its Permitted Subcontractors, who in each case are obligated to maintain the confidential nature of such Confidential Information on terms no less stringent than those of this Article X. In addition, the Recipient may use or disclose Confidential Information of the Disclosing Party (i) in exercising the Recipient’s rights and licenses granted hereunder (including exercising these rights to discuss with Third Party sublicensing opportunities) or to fulfill its obligations and/or duties hereunder; provided that such disclosure is made to a Person who is obligated to confidentiality and non-use obligations no less rigorous than those of this Section 10.1 and (ii) subject to Section 10.1(c), in prosecuting or defending an Action, complying with applicable Law and/or submitting information to tax or other Governmental Entities. For the purposes of this Agreement, “Confidential Information” shall mean (x) any confidential or proprietary information related to the Products and (y) any confidential or proprietary information relating to the Disclosing Party’s business, including without limitation trade secrets, processes, formulae, data and know-how, improvements, inventions, chemical or biological materials, techniques, methods for making compounds, target compounds, product development plans, marketing plans, strategies, customer lists or other information that has been created, discovered or developed by the Disclosing Party, or has otherwise become known to the Disclosing Party, or for which proper rights have been assigned to the Disclosing Party, as well as any other information and materials that are deemed confidential or proprietary to or by the Disclosing Party (including, without limitation, all information and materials of the Disclosing Party’s customers and consultants and any other third party), regardless of whether any of the foregoing are marked as “confidential” or “proprietary” or communicated to the Recipient by the Disclosing Party in oral, written, graphic or electronic form.

(b)               The obligations of confidentiality and non-use set forth above shall not apply to the extent that the Recipient can demonstrate that the relevant Confidential Information of the Disclosing Party: (i) was publicly known prior to the time of its disclosure under this Agreement or the Prior Confidentiality Agreement; (ii) became publicly known after the time of its disclosure under this Agreement other than through acts or omissions of the Recipient, its Affiliates, potential sublicensees or permitted sublicensees in violation of this Agreement; (iii) is or was disclosed to the Recipient or any of its Affiliates at any time, whether prior to or after the time of its disclosure under this Agreement or the Prior Confidentiality Agreement, by a Third Party having no fiduciary relationship with the Disclosing Party or any of its Affiliates and having no obligation of confidentiality with respect to such Confidential Information; (iv) is independently developed by the Recipient or any of its Affiliates without access to such Confidential Information as evidenced by written records; or (v) was known by the Recipient or any of its Affiliates at the time of receipt from the Disclosing Party or any of its Affiliates as documented by the Recipient’s or any of its Affiliates’ records.

(c)                In addition, the Recipient or any of its Affiliates may disclose Confidential Information of the Disclosing Party to the extent necessary to comply with applicable Laws or a court or administrative order; provided that the Recipient provides to the Disclosing Party prior written notice of such disclosure, to the extent reasonably possible, and that the Recipient takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, to the extent possible, to minimize the extent of such disclosure.

(d)               Notwithstanding the obligations in Section 10.1(a) and 10.1(c), a Party may disclose (and, in connection therewith, use) Confidential Information of the other Party, if such disclosure:

(i)                 is made to Governmental Entities in order to obtain patent rights;

(ii)               is made to its Affiliates, permitted sublicensees, agents, consultants or other Third Parties (including service providers) for the development, manufacture or commercialization of Products as provided hereunder, or in connection with an assignment of this Agreement, a licensing transaction related to products under this Agreement, a loan, financing or investment, or an acquisition, merger, consolidation or similar transaction (or for such Persons to determine their interest in performing such activities or entering into such transactions), in each case on the condition that any Third Parties to whom such disclosures are made agree to be bound by confidentiality and non-use obligations no less rigorous than those contained in this Agreement; or

(iii)             consists entirely of Confidential Information previously approved by the Disclosing Party for disclosure by the Recipient.

(e)                Each Recipient shall be responsible for any breach of the obligations of this Section 10.1 by any Person to whom such Recipient or its Affiliate disclosed the Disclosing Party’s Confidential Information.

10.2          Publicity; Attribution; Terms of this Agreement; Non-Use of Names.

(a)                The Parties shall issue a press release to announce the execution of this Agreement and describe the material financial and operational terms of this Agreement. Such press release and the date of its issuance shall be mutually agreed to by the Parties. Except as required by judicial order or applicable Law, or as set forth below, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The Party preparing any such public announcement shall provide the other Party with a draft thereof at least three (3) Business Days prior to the date on which such Party would like to make the public announcement. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party.

(b)               Notwithstanding the terms of this Article X, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, based on the advice of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) or any other Governmental Entity. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 10.2(b), the Parties will consult with one another on the terms of this Agreement for which confidential treatment will be sought in making any such disclosure. If a Party wishes to disclose this Agreement or any of the terms hereof in accordance with this Section 10.2(b), such Party agrees, at its own expense, to seek confidential treatment of the portions of this Agreement or such terms as may be reasonably requested by the other Party; provided that the disclosing Party shall always be entitled to comply with legal requirements, including the requirements of the SEC.

(c)                Either Party may also disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirors (and their respective professional advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to existing and potential sublicensees or to permitted sublicensees and assignees, or to any other Person described in Section 10.1(d)(ii), in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 10.2(c) or Section 10.1(d)(ii).

(d)               For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure if the content of such press release, public announcement or disclosure has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.

10.3          Return of Confidential Information.  Subject to Section 7.3(a), upon the expiration or termination of this Agreement, upon request, the Recipient shall return to the Disclosing Party or destroy all Confidential Information received by the Recipient or any of its Affiliates from the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof).  In addition, the Recipient and its Affiliates shall destroy:  (a) any notes, reports or other documents prepared by the Recipient which contain Confidential Information of the Disclosing Party; and (b) any Confidential Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party.  Nothing in this Section 10.3 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided that the Recipient and its Affiliates shall continue to be bound by its obligations of confidentiality and other obligations under this Article X with respect to any of the Disclosing Party’s Confidential Information contained in such archival tapes or other electronic back-up media.  Any requested destruction of the Disclosing Party’s Confidential Information shall be certified in writing to the Disclosing Party by an authorized officer of the Recipient supervising such destruction.  Notwithstanding the foregoing, (i) the Recipient and its Affiliates may retain one copy of the Disclosing Party’s Confidential Information solely for the purpose of determining the Recipient’s continuing obligations under this Article X and (ii) the Recipient and its Affiliates may retain the Disclosing Party’s Confidential Information and its own notes, reports and other documents to the extent reasonably required (x) to exercise the rights and licenses of the Recipient expressly surviving expiration or termination of this Agreement; (y) to perform the obligations of the Recipient expressly surviving expiration or termination of this Agreement; or (z) for regulatory or archival purposes.  Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Recipient shall continue to be bound by its obligations of confidentiality and other obligations under this Article X.

Article XI.                      MISCELLANEOUS

11.1          Governing Law.  This Agreement (and any Actions arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any Party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, USA, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

11.2          Dispute Resolution.  Any Action arising out of or relating to this Agreement that is not subject to Article V shall be settled, if possible, through good faith negotiations between the Parties.  If the Parties are unable to settle such dispute within thirty (30) days or in accordance with the terms of Article V, as applicable, such Action arising out of or relating to this Agreement, or the breach thereof, shall be resolved as follows:

(a)                Such Action shall be settled by binding arbitration in Chicago, Illinois in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding subject to any limits set forth herein.

(b)               Such arbitration shall be conducted by a single, independent arbitrator or, if the Parties are unable to agree on such arbitrator, each Party shall appoint a single, independent arbitrator who must collectively agree on a Third Party, independent arbitrator to serve as arbitrator hereunder. For clarity, the arbitrator can be either judicial or non-judicial, depending on the nature of the dispute (i.e., if the dispute is technical in nature, the Parties may elect to agree upon an arbitrator who possesses a relevant technical background).

(c)                The arbitrator may rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including reasonable attorneys’ fees and costs, to the extent and upon the grounds available for such in the United States District Courts for the District in which the arbitration is taking place.

(d)               The decision of the arbitrator (the “Award”) as to any Action (including the validity and amount of any Action) shall be final, binding, and conclusive upon the Parties. Such Award shall be written and shall be supported by written findings of facts and conclusions. Within 30 days of issuance of an Award any payment required by the Award shall be made unless before such date any Party shall commence legal action to vacate or modify the Award.

(e)                The Parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, including without limitation for breach of Section 9.8 or Article X hereunder, without breach of this arbitration provision and without abridgment of the powers of the arbitrator.

(f)                The Parties agree, and agree to direct the arbitrator, that the arbitration will be kept confidential and that the existence of the proceeding and any proceedings therein, including without limitation any pleadings, briefs or other documents, any testimony or other oral submissions and any Award, will not be disclosed beyond the arbitrator or arbitration tribunal, the Parties, their counsel and any Person (including witnesses, if any) involved in the conduct of the proceeding, except (i) in any legal proceeding concerning the arbitration, including without limitation any proceeding to compel or to stay arbitration or otherwise in aid of arbitration, for other relief as described in Section 11.2(e), to vacate, modify or confirm an Award, or to enforce an Award or any judgment based upon an Award, (ii) to the tax, legal, financial or other professional advisors of such Person who are obligated to keep such information confidential, or (iii) as may be required by Law.

(g)               Each Party shall pay its own costs and expenses (including counsel fees) of any such arbitration, except as may be awarded by the arbitrator pursuant to Section 11.2(c) above.

11.3          General Release. Effective as of the effective date of the Initial Strategic Partnership Agreement, each Party voluntarily, knowingly and irrevocably releases and forever discharge the other Party and its officers, directors, managers, employees and affiliates from any and all actions, agreements, amounts, claims, damages, expenses, liabilities and obligations of every kind, nature or description, known or unknown, arising or existing prior to the Effective Date, except for any rights of such Party under this Agreement and any agreement entered into pursuant to this Agreement.

11.4          Assignment. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, except that either Party may make such assignment without the prior written consent of the other Party to an Affiliate (so long as such Party shall remain jointly and severally liable with such Affiliate with respect to all obligations so assigned).  Subject to a Party’s right to terminate this Agreement in connection with a Change in Control pursuant to Section 7.2(d), any request for consent to assignment shall not be unreasonably withheld or delayed.  Any purported assignment in contravention of this Section 11.3 shall, at the option of the non-assigning Party, be null and void and of no effect.  No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.  This Agreement shall be binding upon and enforceable against the successor to or any permitted assignee from either of the Parties.

11.5          Entire Agreement; Amendments.  This Agreement, the Letter Agreement executed between the Parties on August [__], 2016 and the Exhibits referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral, including without limitation the Initial Strategic Partnership Agreement, and the Prior Confidentiality Agreement.  Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

11.6          Notices.  All communications, notices, instructions and consents provided for herein or in connection herewith shall be made in writing and be sent to the address below and will be (a) given in person, (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a reputable international overnight courier service. Any such communication, notice, instruction or consent will be deemed to have been delivered: (i) on receipt if given in person; (ii) three (3) Business Days after it is sent by registered or certified airmail, return receipt requested, postage prepaid within the same country as the recipient’s address or five (5) Business Days after it is sent by registered or certified airmail, return receipt requested, postage prepaid from another country; or (iii) one (1) Business Day after it is sent via a reputable international overnight courier service.

Notices to Ginkgo shall be addressed to:

Ginkgo Bioworks, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

Attention: CEO

Attention: General Counsel

and

Notices to Amyris shall be addressed to:

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, CA 94608

Attention: CEO

Attention: General Counsel;

provided, however, that if either Party will have designated a different address by notice to the other Party in accordance with this Section 11.6, then to the last address so designated.

11.7          Force Majeure.  No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from a Force Majeure Event; provided that the Party affected by such cause promptly notifies the other Party and uses diligent efforts to cure such failure or omission as soon as is practicable after the occurrence of one or more of the above mentioned causes.

11.8          Compliance with Laws; Anti-Corruption Laws.

(a)                      Each Party shall perform its obligations under this Agreement in compliance with all applicable Laws.

(b)                     Anti-Corruption Laws.

(i)                 Compliance with Anti-Corruption Law. In carrying out their responsibilities and exercising their rights under this Agreement, the Parties shall, and shall ensure that their Permitted Subcontractors shall, comply with all applicable anti-corruption laws in the countries where the Parties or such Permitted Subcontractors have their principal or other places of business and where they conduct activities under this Agreement.

(ii)               Certain Covenants regarding Anti-Corruption. Additionally, each Party represents and warrants to the other Party that neither it nor any of its directors, employees, agents, Permitted Subcontractors or consultants will directly or indirectly pay or give or promise to pay or give anything of value to any government official or a foreign public official for purposes of (a) influencing any act or decision of any such person in his official capacity; (b) inducing such person to do or omit to do any act in violation of the lawful duty of such official; (c) securing any improper advantage; or (d) inducing such person to use his position to affect or influence any act or decision of government or any legislative, administrative, public agency or other public body, in all cases with respect to any activities undertaken relating to this Agreement. Additionally, the Parties will make reasonable efforts to comply with requests for information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with any applicable anti-corruption laws.

(iii)       Breach of Anti-Corruption Covenants. The Parties agree that a breach of the anti-corruption commitments in this Section 11.7(b) shall be considered a material breach of this Agreement by the relevant Party and that the other Party may immediately seek all remedies available under law and equity including termination of this Agreement pursuant to Section 7.2(c) if the covenants under the anti-corruption commitments in this Section 11.7(b) have been breached by a Party (including by its directors, employees, agents, Permitted Subcontractors or consultants, as relevant), without owing to the other any damages or indemnification resulting solely from such termination.

11.9          Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed to create a joint venture or any relationship of employment, agency or partnership between the Parties to this Agreement.  Neither Party is authorized to make any representations, commitments or statements of any kind on behalf of the other Party or to take any action that would bind the other Party.  Furthermore, none of the transactions contemplated by this Agreement shall be construed as a partnership for any tax purposes. Each Party shall select, employ, pay, supervise, direct and discharge all of its personnel providing services on behalf of such Party, and each Party shall be solely responsible for the payment of all wages, bonuses, benefits and any other direct or indirect compensation for such Party’s personnel, as well as worker’s compensation insurance, employment taxes and other employer liabilities relating to such personnel.

11.10      No Implied Waivers; Rights Cumulative.  No failure on the part of Ginkgo or Amyris to exercise, and no delay by either Party in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege by such Party or be construed as a waiver of any breach of this Agreement or as an acquiescence therein by such Party, nor shall any single or partial exercise of any such right, power, remedy or privilege by a Party preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

11.11      Severability.  If, under applicable Laws, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), this Agreement shall endure except for the Severed Clause.  The Parties shall consult one another and use good faith efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

11.12      Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (.pdf) sent by electronic mail shall be deemed to be original signatures.

11.13      No Third Party Beneficiaries.  No Person other than Amyris and Ginkgo (and their respective successors and permitted assignees) shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

11.14      Performance by Affiliates.  Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder and Affiliates of a Party are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and the Parties shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

11.15      Exhibits.  In the event of inconsistencies between this Agreement and any Exhibit hereto, the terms of this Agreement shall control.

Article XII.                   ANTITRUST COMMITTEE

12.1          Cooperation.

(a)                The Parties have developed and agreed to the antitrust guidelines attached in Exhibit C (“the Antitrust Guidelines”) under which the Parties shall operate and which Antitrust Guidelines are a part of this Agreement. The Parties shall establish a Subcommittee within thirty (30) days after the Effective Date to, in conjunction with counsel, to advise the Parties on such Antitrust Guidelines. If deemed appropriate by such Subcommittee, the Antitrust Guidelines may be amended.

(b)               In addition to the foregoing, the Parties acknowledge that this Agreement relates to the operations of the Parties in the Field only. The Parties further stipulate that they do not have any agreement on any topic outside the Field, and they shall not have any agreement on any topic outside the Field unless such agreement is stated in writing, reviewed by the Antitrust Committee, and approved by each Party’s counsel.

[***Remainder of the Page Intentionally Left Blank; Signature Page to Follow***]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AMYRIS, INC. By: /s/ John Melo John Melo Chief Executive Officer
GINKGO BIOWORKS, INC. By: /s/ Jason Kelly Jason Kelly Chief Executive Officer

EXHIBIT 1.5

Per Section 1.5, any agreements entered between Amyris and a Third Party before the Effective Date is not an Amyris Customer Agreement, because, by definition, they are not agreements entered during the Term. These include, but are not limited to:

Services Agreement dated [*], between Amyris and [*].

Collaboration Agreement dated October 28, 2014, between Amyris and Genome Compiler Corporation and Genome Compiler Israel Ltd. (acquired by Twist Bioscience)

GLS Inbound Services Agreement dated [*], between Amyris and [*]

Collaboration Agreement dated [*] between Amyris and [*]

Collaboration Agreement dated June 30, 2014 among Amyris, Amyris Brazil, Braskem, S.A., Braskem America, Inc. and Manufacture Francaise Des Pneumatiques Michelin

Joint Development and License Agreement dated April 23, 2013 between Amyris and International Flavors & Fragrances Inc.

Second Amended and Restated Collaboration Agreement dated March 28, 2014 between Amyris and Kuraray Co., Ltd.

Any agreement with a Governmental Entity (including the Technology Investment Agreement between Amyris and DARPA concerning [*]; Agreement No.: HR0011-15-3-0001)

Development Agreement dated June 6, 2014 between Amyris and Takasago International Corporation

Collaboration Agreement dated [*] between Amyris and [*]

Amended & Restated Jet Fuel License Agreement dated March 21, 2016 between Amyris and Total Amyris BioSolutions N.V.

License Agreement regarding Diesel Fuel in the EU dated March 21, 2016 between Amyris and Total Energies Nouvelles Activités USA

Technology License, Development, Research and Collaboration Agreement dated June 21, 2010 between Amyris and Total Energies Nouvelles Activités USA (as assignee of Total Gas & Power USA Biotech, Inc.)

Amended & Restated IP License Agreement dated July 19, 2016 between Amyris and Novvi LLC

Letter Agreement dated April 8, 2016 between Amyris and the Bill & Melinda Gates Foundation

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.5

Research Collaboration Agreement dated June 6, 2016 between Amyris and Janssen Biotech, Inc.

U.S. Master Services Agreement dated July 28, 2016 between Amyris and Biogen, MA, Inc.

Any agreements between Amyris and a Third Party entered during the Term that pertain primarily to the [*], are not Amyris Customer Agreements.

Any agreement between Amyris and a Third Party entered during the Term under which Amyris and the Third Party are engaged in the [*] are not Amyris Customer Agreements.

Except for the Products included in Exhibit 6.2(a), any agreement between Amyris and a Third Party entered during the Term, which is a [*], is not an Amyris Customer Agreement.

Any agreement between Amyris and a Third Party entered during the Term under which Amyris and the Third Party are engaged in [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.13 - AMYRIS

“Control” is limited by the restrictions set forth in all agreements, each as amended from time-to-time, to which Amyris is a party as of the Effective Date, including without limitation the following:

Collaboration Agreement dated March 13, 2013 between Amyris and Firmenich SA

Supply Agreement dated September 26, 2014 between Amyris and Firmenich SA

Collaboration Agreement dated June 23, 2016 between Amyris and Givaudan International SA

Collaboration Agreement dated [*] between Amyris and [*]

Collaboration Agreement dated June 30, 2014 among Amyris, Amyris Brazil, Braskem, S.A., Braskem America, Inc. and Manufacture Francaise Des Pneumatiques Michelin

Joint Development and License Agreement dated April 23, 2013 between Amyris and International Flavors & Fragrances Inc.

Amended and Restated Research Agreement dated February 14, 2011 between Amyris and Givaudan Schweiz AG

Second Amended and Restated Collaboration Agreement dated March 28, 2014 between Amyris and Kuraray Co., Ltd.

Technology Investment Agreement between Amyris, Inc. and DARPA concerning [*]; Agreement No.: HR0011-15-3-0001

Development Agreement dated June 6, 2014 between Amyris and Takasago International Corporation

Collaboration Agreement dated [*] between Amyris and [*]

Research and Development Agreement dated April 3, 2014 between Amyris and BASF SE

Amended & Restated Jet Fuel License Agreement dated March 21, 2016 between Amyris and Total Amyris BioSolutions N.V.

License Agreement regarding Diesel Fuel in the EU dated March 21, 2016 between Amyris and Total Energies Nouvelles Activités USA

Technology License, Development, Research and Collaboration Agreement dated June 21, 2010 between Amyris and Total Energies Nouvelles Activités USA (as assignee of Total Gas & Power USA Biotech, Inc.)

Amended & Restated IP License Agreement dated July 19, 2016 between Amyris and Novvi LLC

Letter Agreement dated April 8, 2016 between Amyris and the Bill & Melinda Gates Foundation

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.13 - AMYRIS

[*]

Research Collaboration Agreement dated June 6, 2016 between Amyris and Janssen Biotech, Inc.

U.S. Master Services Agreement and Statement of Work Number 1 dated July 25, 2016 between Amyris and Biogen MA Inc.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.13 - GINKGO

“Control” is limited by the restrictions set forth in all agreements, each as amended from time-to-time, to which Ginkgo is a party as of the Effective Date, including without limitation the following:

Non-Disclosure Agreement, dated March 6, 2012, between Ginkgo and [*], as amended on June 9, 2012

Collaboration agreement, dated July 2, 2012, between Ginkgo and [*], as amended on April 2, 2013, July 2, 2014, and February 10, 2016

Master Collaboration Agreement, dated July 4, 2014, between Ginkgo and [*], as amended on August 12, 2014, and [*] dated August 12, 2014, May 1, 2015, and October 25, 2015 thereunder

Master Collaboration Agreement, dated October 22, 2014, between Ginkgo and [*]

Chemical Commercialization Program Agreement, dated July 22, 2013, between Ginkgo and [*]

Master Laboratory Study Agreement, dated February 1, 2014, between Ginkgo and [*], and the [*] dated February 6, 2014 and October 27, 2014

Master Collaboration Agreement and [*] thereunder, dated February 27, 2014, between Ginkgo and [*].

Collaboration Agreement, dated November 28, 2014, between Ginkgo and [*]

Evaluation Agreement, dated August 6, 2014, between Ginkgo and [*], as amended on February 12, 2015

Collaboration Agreement, dated August 5, 2015, between Ginkgo and [*]

Extension Agreement, dated August 5, 2016, between Ginkgo and [*]

Master Agreement for Services, dated January 9, 2014, between Ginkgo and [*]

Master Agreement for Research Collaboration and Statement of Work Number 1, dated December 10, 2014, between Ginkgo and [*], as amended on October 6, 2015

Professional Services Agreement, dated October 15, 2015, between Ginkgo [*]

Collaboration and License Agreement, dated December 8, 2015, between Ginkgo and [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.13 - GINKGO

Research Services Agreement, dated June 30, 2016 between Ginkgo and [*]

Collaboration and License Agreement, dated June 1, 2016, between Ginkgo and [*]

Collaboration and License Agreement, dated May 24, 2016, between Ginkgo and [*]

Collaboration and License Agreement, dated May 2, 2016 between Ginkgo and [*]

Collaboration Agreement, dated August 7, 2016 between Gingko and [*]

Professional Service Agreement, dated July 28, 2016 between Ginkgo and [*]

Collaboration and License Agreement, dated August 3, 2016 between Ginkgo and [*]

Collaboration and License Agreement, dated June 10, 2016 between Ginkgo and [*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.13 - GINKGO

[*]

[*]

[*]

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.23

Per Section 1.23, any agreements entered between Ginkgo and a Third Party before the Effective Date are not Ginkgo Customer Agreements, because, by definition, they are not agreements entered into during the Term. These include, but are not limited to:

Collaboration agreement, dated July 2, 2012, between Ginkgo and [*], as amended on April 2, 2013, July 2, 2014, and February 10, 2016

Master Collaboration Agreement, dated July 4, 2014, between Ginkgo and [*], as amended on August 12, 2014, and [*] dated August 12, 2014, May 1, 2015, and October 25, 2015 thereunder (as it relates to the scale-up and manufacture of [*])

Master Collaboration Agreement, dated October 22, 2014, between Ginkgo and [*]

Chemical Commercialization Program Agreement, dated July 22, 2013, between Ginkgo and [*]

Master Laboratory Study Agreement, dated February 1, 2014, between Ginkgo and [*], and the [*] dated February 6, 2014 and October 27, 2014

Master Collaboration Agreement and the Ingredient Commercialization Programs thereunder, dated February 27, 2014, between Ginkgo and [*]

Collaboration Agreement, dated November 28, 2014, between Ginkgo and [*]

Collaboration Agreement, dated August 5, 2015, between Ginkgo and [*]

Extension Agreement, dated August 5, 2016, between Ginkgo and [*]

Master Agreement for Services, dated January 9, 2014, between Ginkgo and [*]

Master Agreement for Research Collaboration and Statement of Work Number 1, dated December 10, 2014, between Ginkgo and [*], as amended on October 6, 2015.

Professional Services Agreement, dated October 15, 2015, between Ginkgo and [*]

Collaboration and License Agreement, dated December 8, 2015, between Ginkgo and [*]

Research Services Agreement, dated June 30, 2016 between Ginkgo and [*]

Collaboration and License Agreement, dated June 1, 2016, between Ginkgo and [*]

Collaboration and License Agreement, dated May 24, 2016, between Ginkgo and [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.23

Collaboration and License Agreement, dated May 2, 2016 between Ginkgo and [*]

Collaboration Agreement, dated August 7, 2016 between Gingko and [*]

Professional Service Agreement, dated July 28, 2016 between Ginkgo and [*]

Collaboration and License Agreement, dated August 3, 2016 between Ginkgo and [*]

Collaboration and License Agreement, dated June 10, 2016 between Ginkgo and [*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

Any agreements between Ginkgo and a Third Party entered during the Term that pertain primarily to the [*] are not Ginkgo Customer Agreements

Any agreements between Ginkgo and a Third Party entered during the Term under which Ginkgo and the Third Party are engaged in the [*] are not Ginkgo Customer Agreements.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.23

Any agreements between Ginkgo and a Third Party entered during the Term under which Ginkgo and the Third Party are engaged in the [*].

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.34

“Non-Collaboration Intellectual Property” includes:

1.	Intellectual Property conceived, discovered, developed or otherwise made or obtained for products and/or activities primarily related to production of macromolecules, including without limitation, bioactive macromolecules, proteins, nucleic acids, and polymers.

2.	Intellectual Property conceived, discovered, developed or otherwise made or obtained for products and/or activities related to any agreements between Amyris and a customer to produce any molecules in the Field using a program developed through an agreement between Amyris and a Governmental Entity.

3.	Intellectual Property conceived, discovered, developed or otherwise made or obtained from Amyris’s work related to the development, manufacture, or commercialization of products that do not contemplate the use of microbial strains and fermentation technologies, such as downstream chemical processing of compounds.

4.	Intellectual Property conceived, discovered, developed or otherwise made or obtained from Amyris’s valorization and/or co-production work related to spent microbial cells.

EXHIBIT 3.1

PAYING AGENT AGREEMENT

This Paying Agent Agreement (this “Agreement”), dated as of [______], 2016, is by and among: (i) Ginkgo Bioworks, Inc., a Delaware corporation (“Ginkgo”); (ii) Amyris, Inc., a Delaware corporation (“Amyris” and together with “Ginkgo”, sometimes referred to individually as a “Party” and collectively as the “Parties”); and (iii) Citibank, N.A as paying agent (the “Paying Agent”).

Introduction

Ginkgo and Amyris have entered into a Collaboration Agreement, dated as of September 12, 2016 (the “Collaboration Agreement”), which provides, among other things, for Ginkgo and Amyris to form an alliance in the Field, on the terms and conditions set forth in the Collaboration Agreement.

Ginkgo and Amyris acknowledge that the Paying Agent is not a party to, is not bound by, and has no duties or obligations under, the Collaboration Agreement, that all references in this Agreement to the Collaboration Agreement are for convenience, and that the Paying Agent shall have no implied duties beyond the express duties set forth in this Agreement.

The Paying Agent has agreed to hold and administer the Fund in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                  Definitions. Except as hereinafter defined, capitalized terms used in this Agreement will have the meanings assigned to such terms in the Collaboration Agreement. As used herein, the following terms shall have the following respective meanings:

“Business Day” means any day that is not a Saturday, Sunday, or other day in which the Paying Agent is authorized or obligated by law or executive order to be closed.

“Deposit” means payment of the entire amount of an invoice, which will equal the sum, minus any credits, of (i) the Actual Cost of Goods Sold for the Product in the quantity purchased, (ii) ten percent (10%) of such Actual Cost of Goods Sold, (iii) 100% of any taxes owed, (iv) any fees owed to Third Parties, and (v) any debits.

“Fund” means the amount held by the Paying Agent pursuant to this Agreement.

“Joint Written Instructions” means a written notice in substantially the form attached as Exhibit C hereto given to the Paying Agent directing the disbursement of the Fund, or any portion thereof, which shall be signed by an authorized signer of each of Ginkgo and Amyris set forth on Exhibits A-1 and A-2 attached hereto.

2.                  Appointment of the Paying Agent. Ginkgo and Amyris hereby designate and appoint Citibank, N.A. as the Paying Agent for the purposes set forth herein, and the Paying Agent hereby accepts such appointment on the terms herein provided. The Paying Agent shall constitute the agent of the Parties hereto solely to the extent required to execute its duties hereunder.

3.                  Deposit(s); Commencement of Duties. Beginning on the date hereof, in accordance with the Collaboration Agreement, Ginkgo and Amyris shall instruct their customers to make all payments of invoices (including any credit or debit memos thereto) issued pursuant to the applicable Customer Agreement(s) directly to the Paying Agent in accordance with the wire instructions attached hereto as Attachment A. The Paying Agent shall provide Ginkgo and Amyris with online access to the Paying Agent’s reporting system to confirm Deposits made. Ginkgo and Amyris shall provide the Paying Agent with the appropriate documentation for a customer that the Paying Agent may request to complete the identity verification process prior to such customer providing a Deposit to the Fund.

4.                  Maintenance of Fund. During the term of this Agreement, the Paying Agent shall hold and safeguard the Fund in accordance with this Agreement and shall disburse the Fund, or any portion(s) thereof, only in accordance with this Agreement. As between Ginkgo and Amyris, the Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party except as otherwise provided in Section 28 below, and shall be held and distributed solely for the purposes and in accordance with this Agreement.

5.                  Investment of Fund; Tax and Other Reporting.

(a)                No Permitted Investments. The Paying Agent shall maintain the Fund in a “noninterest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits.

(b)               Tax Treatment. The Parties hereby represent to the Paying Agent no tax reporting of any kind is required giving rise to this Agreement.

(c)                RESERVED .

(d)               Statements of Account. The Paying Agent shall provide Ginkgo and Amyris with monthly statements of the balance of the account(s) in which the Fund is held showing, the beginning and ending balance for the applicable period, Deposits made into, and distributions made from, the Fund during the applicable period.

6.                  Distribution of Fund.

(a)                Disbursements upon Joint Written Instructions. Ginkgo and Amyris may, at such times as required pursuant to the Collaboration Agreement or at any other time, execute and deliver Joint Written Instructions to the Paying Agent setting forth payment instructions for amounts to be distributed from the Fund, and the Paying Agent shall distribute the Fund, or portion(s) thereof, in accordance therewith promptly (and in any event, within one (1) Business Day) following receipt by the Paying Agent of each such Joint Written Instructions and responses from the authorized representatives under the Agreement for security callbacks.

(b)               Wire Transfers. Any distributions of all or any portion of the Fund made to a Party shall be made by wire transfer of immediately available funds to such Party pursuant to wire instructions provided in writing to the Paying Agent by such Party.

7.                  Reliance by the Paying Agent; Liability of the Paying Agent.

(a)                The Paying Agent may rely upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document with respect to the Fund that the Paying Agent reasonably believes to be genuine and what it purports to be. The Paying Agent may confer with its counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Paying Agent hereunder will be limited to the observance of the express provisions of this Agreement and any Joint Written Instructions. The Paying Agent will not be subject to, or be obliged or entitled to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth (or as provided for) herein. The Paying Agent will not make any distribution of any portion of the Fund that is not expressly authorized pursuant to this Agreement. The Paying Agent will not be liable to any party hereto for any action taken or not taken by it in good faith under the terms hereof in the absence of gross negligence or willful misconduct on the part of the Paying Agent.

(b)               The Paying Agent undertakes to perform only such duties as are expressly set forth herein or in this Agreement and no duties shall be implied. The Paying Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. The Paying Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction finally adjudicates that the Paying Agent’s gross negligence or willful misconduct was the primary cause of any loss to Ginkgo or Amyris. The Paying Agent’s sole responsibility with respect to the Fund shall be for the safekeeping and disbursement of the Fund in accordance with the terms of this Agreement. The Paying Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstance will the Paying Agent be deemed to be a fiduciary to any Party or any other person under this Agreement. The Paying Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in Joint Written Instructions. The Paying Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Fund, any accounts in which the Fund is deposited, this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Paying Agent shall not be responsible or liable in any manner for the performance by any other Party of such other Party’s obligations under the Collaboration Agreement nor shall the Paying Agent be responsible or liable in any manner for the failure of any other Party to honor any of the provisions of this Agreement. The Paying Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any Party , and shall incur no liability whatsoever in acting in good faith in accordance with the written opinion or written instruction of such counsel. Ginkgo and Amyris shall be responsible to pay the reasonable fees of the Paying Agent’s outside counsel in accordance with the provisions of Section 9 hereof; provided, however, solely as between Ginkgo and Amyris, each of Amyris, on the one hand, and Ginkgo, on the other hand, agrees between them that it will pay 50% of such fees if any, and each of Amyris, on the one hand, and Ginkgo, on the other hand, shall fully indemnify the other in the event that it pays the other such Party’s portion of such amount.

(c)                The Paying Agent shall not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Paying Agent’s gross negligence or willful misconduct or (ii) special, indirect, punitive, or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Paying Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

8.                  Indemnification of the Paying Agent. Ginkgo and Amyris, jointly and severally, hereby agree that each shall to the fullest extent permitted by law, defend, indemnify and hold the Paying Agent and each director, officer, employee and agent of the Paying Agent (the “Agent Indemnified Parties”) harmless from and against any and all actions, claims (whether or not valid), losses, costs, liabilities, damages or expenses of any kind or nature whatsoever (including, but not limited to, reasonable attorneys’ fees, costs and expenses) incurred by or asserted against the Agent Indemnified Parties from and after the date hereof (a) in connection with the negotiation, preparation, execution, performance of this Agreement or any transactions contemplated herein,; provided, however, that such Agent Indemnified Party shall not have the right to be indemnified hereunder for any liability finally adjudicated by a court of competent jurisdiction, subject to no further appeal, to have the gross negligence or willful misconduct of such Agent Indemnified Party; or (b) its following any joint instructions from Ginkgo and Amyris, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Each of the Agent Indemnified Parties shall, in its reasonable discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such outside counsel shall be paid upon presentation of evidence thereof reasonably satisfactory to Ginkgo and Amyris in the form of customary invoices. The obligations of Amyris and Ginkgo under this Section 8 shall survive any termination of this Agreement and the resignation or removal of the Paying Agent.

Solely as between the Parties, Ginkgo and Amyris agree that the payment by Ginkgo or Amyris of any claim by the Paying Agent for indemnification hereunder shall not impair, limit, modify or affect, as between Ginkgo, on the one hand, or Amyris, on the other hand, the respective rights and obligations of Ginkgo, on the one hand, or Amyris, on the other hand, under the Collaboration Agreement.

9.                  Fees and Expenses of the Paying Agent. Ginkgo, on the one hand, and Amyris, on the other, shall each pay 50% of the fees and expenses of the Paying Agent owed to it on the date hereof for its services hereunder in accordance with the Fee Schedule attached hereto as Exhibit B. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Paying Agent’s services as contemplated by this Agreement. The Paying Agent is hereby granted the right to set off and deduct from the Fund any fees, expenses and indemnification rights owed to the Paying Agent under this Agreement that remain unpaid, unreimbursed, and/or unsatisfied after notice to Ginkgo and Amyris of such set-off and a reasonable opportunity to cure. Solely between Ginkgo and Amyris , each of Amyris, on the one hand, and Ginkgo, on the other hand, agrees between them that it will pay 50% of all amounts payable under this Section 9, if any, and each of Amyris, on the one hand, and Ginkgo, on the other hand, shall fully indemnify the other in the event that it pays the other such Party’s portion of such amount.

10.              Resignation and Removal of the Paying Agent. The Paying Agent may resign from its duties hereunder by giving each of the Parties not less than 30 days’ prior written notice of the effective date of such resignation. The Paying Agent may be removed by joint written direction of Ginkgo and Amyris upon 30 days’ prior written notice. Ginkgo and Amyris shall appoint a substitute Paying Agent prior to the effective date of a resignation or removal of the Paying Agent. The substitute Paying Agent shall fulfill the duties of the Paying Agent hereunder for the remaining term of this Agreement and such substitute Paying Agent shall be a recognized bank or trust company. Upon the effective date of such successor’s appointment, the Paying Agent will take all appropriate action to transfer all funds and other property including notices or other written communications to such successor, who shall thereafter be the “Paying Agent” under this Agreement. If a successor paying agent has not been appointed or has not accepted such appointment by the end of such 30-day period, the Paying Agent may apply to a court of competent jurisdiction for the appointment of a successor paying agent, and Ginkgo and Amyris shall each pay the reasonable and documented costs and expenses (including reasonable attorneys’ fees) which are incurred in connection with such proceeding. Solely between Ginkgo and Amyris, each of Amyris, on the one hand, and Ginkgo, on the other hand, agrees between them that it will pay 50% of all amounts payable under this Section 10, if any, and each of Amyris, on the one hand, and Ginkgo, on the other hand, shall fully indemnify the other in the event that it pays the other such Party’s portion of such amount. Until a successor paying agent has accepted such appointment and the Paying Agent has transferred the Fund to such successor paying agent or an interpleader action has been commenced with the payment of the Fund into a court of competent jurisdiction, the Paying Agent shall continue to retain and safeguard the Fund until receipt of Joint Written Instructions or otherwise pursuant to the terms of this Agreement. Upon delivery of the Fund to a successor paying agent in accordance with this Section 10, the Paying Agent shall thereafter be discharged from any further obligations hereunder except for any liability accruing hereunder prior to such delivery. Any corporation or association into which the Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Paying Agent’s line of business may be transferred, shall be the Paying Agent under this Agreement without further act.

11.              Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail with a signed PDF attachment or fax, by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered:

If to Amyris, to:                                    Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, CA 94608

Attn: [_________]

Fax:

Email:

If to Ginkgo, to:                                     Ginkgo Bioworks, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

Attn: CEO

Attn: General Counsel

Email:

If to the Paying Agent, to:                                  Citibank, N.A

153 East 53rd St, 21st Fl

New York, NY 10022

Attn:

Fax:

e-mail:

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed or otherwise actually delivered, on the date received, if given by registered or certified mail, return receipt requested or given by overnight delivery service, or three days after the date mailed, if otherwise given by first class mail, postage prepaid.

12.              Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third-party beneficiary or otherwise. Notwithstanding the preceding two sentences, Ginkgo may (i) assign this Agreement and any of its interests, rights and obligations in, to and with respect to this Agreement to any of Ginkgo’s affiliates or any Person acquiring a material portion of the assets, business or securities of the Company or the Ginkgo, whether by merger, consolidation, sale of assets or securities or otherwise and/or (ii) collaterally assign its rights and remedies under this Agreement to any agents and lenders (and their successors and assigns and whether current or future) providing financing to Ginkgo or its affiliates; provided however, that Ginkgo shall provide the Paying Agent with reasonable advance notice of any such assignment and cause such assignee(s) to comply with all reasonable requests for information by the Paying Agent pursuant to Section 21 of this Agreement. The undersigned acknowledge and agree that, notwithstanding any such assignment, Ginkgo shall remain liable under this Agreement to observe and perform all of the conditions and obligations herein contained to be observed and performed by Ginkgo, and that neither a collateral assignment, nor any action taken pursuant thereto, shall cause the agents or lenders providing the debt financing (or their affiliates, successors or assigns) to have any obligation or liability in any respect whatsoever to any party to this Agreement for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms contained in this Agreement. Any assignment of interest shall be noted in writing to the Paying Agent and such new person or entity shall provide any necessary due diligence documentation to the Paying Agent as it may request. Notwithstanding anything to the contrary in this Section 12, in no event shall the Paying Agent be obligated hereunder to (x) make any payments from the Fund directly to any assignee of any rights under this Agreement, or (y) obey any written instructions delivered pursuant hereto from any assignee of Ginkgo of any rights under this Agreement, unless, in the case of clauses (x) and (y), such assignee has become a Party to this Agreement.

13.              Amendment and Termination; Waiver. This Agreement may be amended by and upon written notice to the Paying Agent given by both Ginkgo and Amyris, but the duties and responsibilities of the Paying Agent may not be modified in any way whatsoever without its written consent. This Agreement will terminate on the date on which the entire Fund has been distributed, except such provisions, including without limitation Section 8 and Section 9 hereof, which by their terms are intended to survive any such distribution. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising prior or subsequent to such occurrence.

14.              Multiple Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, electronic mail in “portable document format” (.pdf) or any other electronic means shall have the same effect as physical delivery of the paper document bearing the original signature.

15.              Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

16.              Titles. The titles, captions or headings of the sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17.              Cumulative Remedies. All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

18.              Choice of Law; Forum; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles. Any proceeding arising out of or relating to this Agreement shall be brought only in the federal courts located in the State of New York. The parties hereto consent to and agree (i) to submit to the jurisdiction of any of the courts specified herein, (ii) to accept service of process to vest personal jurisdiction over them in any of these courts and (iii) that this provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to jurisdiction, to venue or to convenience of forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

19.              Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, Ginkgo and Amyris t shall be entitled to specific performance of the agreements and obligations of the Parties and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

20.              Entire Agreement; Conflict. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof; provided, that nothing in this Agreement shall or shall be deemed to modify or alter the respective rights and obligations of the parties to the Collaboration Agreement as set forth in therein and, in furtherance of the foregoing, the parties hereto agree and acknowledge that, as between the Parties, to the extent any terms and provisions of this Agreement are in any way inconsistent with or conflict with any term, condition or provision of the Collaboration Agreement (as between parties other than the Paying Agent), the Collaboration Agreement shall govern and control , the terms and conditions of this Agreement shall control the actions of the Paying Agent. Unless and until the Paying Agent shall be notified in writing that an inconsistency or a conflict exists between this Agreement and the Collaboration Agreement, it shall be entitled to assume that no such inconsistency or conflict exists.

21.              Patriot Act. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Paying Agent may ask for documentation to verify its formation and existence as a legal entity. The Paying Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity, or other relevant documentation.

22.              Force Majeure. No party shall be liable or responsible to the other parties, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the affected party’s reasonable control, including, without limitation: (a) acts of God; (b) flood, fire or explosion; (c) war, invasion, riot or other civil unrest; (d) government order or law; (e) embargoes or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; and (g) national or regional emergency (each a “Force Majeure Event”).

26. Security Procedure For Funds Transfers. The Paying Agent shall confirm each funds transfer instruction received in the name of a Party listed on Exhibit A-1 or Exhibit A-2 attached hereto, which upon receipt by the Paying Agent shall become a part of this Agreement. Once delivered to the Paying Agent, Exhibit A-1 or Exhibit A-2 may be revised or rescinded only by a writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Paying Agent a reasonable opportunity to act on it. If a revised Exhibit A-1 or A-2 or a rescission of an existing Exhibit A-1 or A-2 is delivered to the Paying Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Paying Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Agreement. In the event a Joint Written Instruction is delivered to the Paying Agent, whether in writing, by telecopier or otherwise, the Paying Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Paying Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Paying Agent may record such call backs. If the Paying Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by authorized signers of the applicable Party set forth on Exhibits A-1 and A-2 and actually received and acknowledged by the Paying Agent. Each of Ginkgo and Amyris understand that the Paying Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Paying Agent shall not be liable for any loss caused by any such delay.

27.       Use of Citibank Name. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank" by name or the rights, powers, or duties of the Paying Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Paying Agent.

28. Compliance with Court Orders. In the event that the Fund shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Paying Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Paying Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties hereto or to any other person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GINKGO BIOWORKS, INC.

By:______________________________
Name: Jason Kelly
Title: Chief Executive Officer

AMYRIS, INC.

By:______________________________
Name: John Melo
Title: Chief Executive Officer

CITIBANK, N.A.

By:______________________________
Name:
Title:

[ Signature Page to Paying Agent Agreement ]

Attachment A

[Note to draft: To be provided.]

EXHIBIT A-1

Certificate as to Amyris Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Amyris and are authorized to initiate and approve transactions of all types for the accounts established under this Paying Agent Agreement, on behalf of Amyris. The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of all or a portion of the Fund from the applicable account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Paying Agent.

Name / Title /Telephone #	Specimen Signature
___ ________________ Name ____ __________ _ Title ____ __________ _ Telephone #	___________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

EXHIBIT A-2

Certificate as to Ginkgo Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Ginkgo and are authorized to initiate and approve transactions of all types for the accounts established under this Paying Agent Agreement, on behalf of Ginkgo. The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of all or a portion of the Fund from the applicable account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Paying Agent.

Name / Title /Telephone #	Specimen Signature
______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

Exhibit B

PAYING AGENT FEE SCHEDULE

Citibank, N.A., Paying Agent

Acceptance Fee

To cover the acceptance of the Paying Agency appointment, the study of the Paying Agent Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee: WAIVED

Administration Fee

The annual administration fee covers maintenance of the Fund including safekeeping of assets in the Fund, normal administrative functions of the Paying Agent, including maintenance of the Paying Agent’s records, follow-up of the Paying Agent Agreement’s provisions, and any other safekeeping duties required by the Paying Agent under the terms of the Paying Agent Agreement. Fee is based on Fund being deposited in a non-interest bearing transaction deposit account, FDIC insured to the applicable limits.

Fee: $3,500.00 annually

Tax Preparation Fee

To cover preparation and mailing of Forms 1099-INT, if applicable for the parties for each calendar year:

Fee: WAIVED

Transaction Fees

To oversee all required disbursements or release of property from the Fund to any party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by the Paying Agent as required under the terms and conditions of the Paying Agent Agreement:

Fee: WAIVED

Other Fees

Material amendments to the Paying Agent Agreement: additional fee(s), if any, to be discussed at time of amendment

Exhibit C

FORM OF JOINT WRITTEN INSTRUCTION

EXHIBIT 4.1

TECHNICAL DEVELOPMENT PLAN

This Technical Development Plan (“TDP”) is dated (month) _(day)__ of (year). This TDP hereby incorporates by reference the terms and conditions of the Collaboration Agreement.

I.                   Product and Product Application (e.g. field of use from contract)

Include name, InChl and FEMA and/or CAS numbers when possible

II.       Product(s) Specification

Include as much detail as possible

III.       Product Projections

Include:

  Production organism
  Maximum stoichiometric yield
  Productivity
  Target yield
  Manufacturing volume (Product tonnage): volume projections for the next 5 years, assuming success.
  Cost of goods range:
  Selling price estimate:

IV.	Background and Opportunity Summary

V.	Project Outline

Include description of:

  Key tasks (strain and process development)
  Major deliverables (strain and process development)
  Major project risks
  Description of major resource requirements
  Gantt chart mapping tasks and deliverables onto a timeline
  R&D capital expenditures required

EXHIBIT 4.1

VI.       Additional Process and Manufacturing Plan Information

Include description of:

  Block flow diagram for projected end to end manufacturing process
  Brief description of envisioned physical assets required for manufacturing and any key regulatory or permitting requirements
    Include statement about compatibility with existing Amyris facilities or other manufacturing options and whether significant capital expenditures may be necessary
  Summary page of cost model for the Product opportunity
    Include estimates for required rate, titer, yield (on major substrate), yield (Product recovery), and Product purity
  Description of path from lab-scale validation to commercial production
o	Packaging requirements envisioned (bulk truck, drum, totes, etc.).
o	List of ingredients/raw materials required.
o	Capital improvement requirements, if any
o	EH&S evaluation of molecule and process for production
      Is it TSCA listed? Reference number:
      Detailed description of anticipated host strain (for CTNBio approval):
      Anticipated process hazards of additional chemicals used in production:
      Safety Data Sheet for the product, if available
      Anticipated waste generated:
      Air emissions anticipated:
      Additional safety data for assessment, as requested

Remainder of page left intentionally blank.

EXHIBIT 4.1

IN WITNESS WHEREOF, the parties hereby have caused this Exhibit 4.1 Technical Development Plan to be included as part of the Collaboration Agreement between Amyris and Ginkgo as of the date first written above.

Amyris

By: ________________________________

Name: ______________________________

Title: ______________________________

Ginkgo

By: ________________________________

Name: ______________________________

Title: _______________________________

EXHIBIT 4.4(a)

Manufacturing Terms

This Exhibit 4.4(a) sets forth the manufacturing terms and conditions (collectively, the “Manufacturing Terms”) for all Products that Amyris shall produce for a customer under an Amyris Customer Agreements or a Ginkgo Customer Agreements (“Customer”). Amyris and Ginkgo shall ensure that all provisions relating to the supply of Products under their respective Customer Agreements are consistent with the Manufacturing Terms, and that all of the Manufacturing Terms that are expressly designated for inclusion in their respective Customer Agreements are so included

1)	The following definitions and other terms shall be included in all supply agreements between Amyris and Ginkgo for Customer Agreements (each a “Supply Agreement”):
a.	Supplier: Amyris
b.	Purchaser: Customer
c.	Product(s): Product to be produced by Amyris for the Customer.
d.	Product Specification(s): As set forth by the applicable Technical Development Plan.
e.	Delivery Terms: As specified by the approved Joint Steering Committee.
f.	Price: The Product price agreed to with the Customer and approved by the Joint Steering Committee.
g.	Payment Terms: Not more than 30 days upon invoice.
h.	Term of Supply Agreement: As approved by the Joint Steering Committee.

2)	In the event that Product volumes for a given Customer Agreement exceed the top end of the volume estimate for such Product provided to Amyris in the most recent Product forecast, Amyris shall use commercially reasonable efforts to accommodate the production and delivery of the additional volume by the Customer’s expected delivery date. Amyris will provide an estimate for additional costs, if any, to meet the delivery date for the additional volume and will not commence work prior to receipt of Customer’s approval.

3)	The Customer will provide Amyris with a rolling forecast for Product volumes. Each such forecast shall include quarterly volume forecasts for the next four (4) calendar quarters. Unless otherwise agreed in advance by the JSC, the volumes indicated for the first two (2) quarters of each forecast shall constitute a binding commitment to purchase such volumes in such quarters. For avoidance of doubt, once a binding forecast is provided by the Customer for a given calendar quarter, such forecast may not be amended without the prior written consent of Amyris.

4)	Rights and limitations on use (e.g., for Program markets) consistent with the Agreement, shall be included in (or cross-referenced by) the Supply Agreement.

5)	Amyris and Ginkgo obligations under the Agreement with respect to Strain engineering, if any, and up-scaling that is covered under Incentive Payments, concludes at the delivery of a technical transfer package that has been validated by at least one Pilot Run that is Successful. After this step, any work Amyris or Ginkgo performs is deemed part of its Product manufacturing work.
a.	“Pilot Run” is defined as fermentation at a maximum 300 liter tank capacity and associated downstream processing. Such downstream processing will include any necessary steps to achieve a result from which the final Product can be derived. For clarity, any final chemical processing steps that are industry standard and proven may be excluded from a Pilot Run.
b.	“Successful” in connection with a Pilot Run means that Amyris has demonstrated the ability to produce the Product within the defined final Product specifications or the defined specifications needed to complete the remaining downstream processing steps.

EXHIBIT 4.4(a)

6)	Amyris shall be responsible for indirect costs associated with the startup of production of a Product, including without limitation licenses, approvals, and permits necessary for performance

EXHIBIT 4.4(a)

of services, up to a maximum aggregate amount of $[*] per Product. Any amounts above $[*]will be billed to the Customer.

7)	The Parties agree that the Customer shall be responsible for any licenses, authorizations, approvals, permits, and the like required for the distribution and sale of the Product.

8)	Amyris shall be responsible for all procurement and personnel required for the production of a Product.

9)	Amyris shall provide Ginkgo with a standard supply agreement template for reference and use by Ginkgo and Amyris in the negotiation of Customer Agreements.

10)	Ginkgo shall involve Amyris in the negotiation and approval of any manufacturer liabilities, representations and warranties for a Ginkgo Customer Agreement to the extent that any such provisions deviate from the standard provisions included in the template described in paragraph 9, above.

11)	If for any reason a Product under a Customer Agreement is to be no longer supplied by Amyris, the Customer will purchase all Product that is currently in production and all Product in Amyris’ owned inventory, to the extent such current production or inventory was based on any binding estimates or purchase orders. If the Product is also sold to another customer, Amyris will deduct the forecasted demand for that Product from the amount the Customer will be required to purchase from Amyris.

12)	In the event a Customer requests a change in production of a Product under an existing Customer Agreement that increases production costs, Amyris will provide a cost estimate for the Customer to approve prior to implementing the change.

13)	Ginkgo will manage and maintain the manufacturing Strain banks for all Products under a Ginkgo Customer Agreement and demonstrate standard QC checks for such Strain banks. The standard test protocol for such Strain banks is as follows:

[*]

14)	Amyris will manage and maintain the manufacturing Strain banks for all Products under an Amyris Customer Agreement and demonstrate standard QC checks for such Strain banks. The standard test protocol for such Strain banks is as follows:

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 4.4(b)

Supplier Restrictions

In the event that Amyris engages a Third Party to manufacture Products under Section 4.4 of the Agreement or Ginkgo engages a Third Party to manufacture Products under Section [6.2(a)(v)] of the Agreement (Amyris or Ginkgo, as applicable, the “Contracting Party” and the Third Party, the “Permitted Manufacturer”), the Contracting Party shall include in any agreement with the Permitted Manufacturer (the “Third Party Manufacturing Agreement”) the following substantive terms and provisions:

1. Permitted Manufacturer will confine its manufacturing of the Product to the following geographic territories: [*] and any other countries, or territories as may be agreed in writing by the Parties’ respective Executive Officers from time to time.

2. The Party that is not the Contracting Party (the “Non-Contracting Party”) will have the right, upon reasonable prior notice and during normal business hours, to accompany the Contracting Party on an inspection of the facility at which the Product is manufactured (the “Permitted Facility”) at least once per year.

3. The Non-Contracting Party will be named as a third party beneficiary to the agreement between Contracting Party and the Permitted Manufacturer, with the express right to pursue claims against the Permitted Manufacturer in the event of a breach of any of the provisions set forth in this Exhibit 4.4 (b)

4. As between the Parties, The Contracting Party will have the primary right to pursue actions required to protect the Strain used for production of the applicable Product(s) and related intellectual property vis-a-vis the Permitted Manufacturer.

5. Permitted Manufacturer will agree to (a) hold Confidential Information (including, but not limited to, process technology, confidential information related to the Strain, know-how and other confidential information and technology of the Parties) in confidence and take all reasonable precautions to protect such Confidential Information (subject to customary exceptions) and (b) subject to customary exceptions, not divulge any such Confidential Information or any information derived therefrom to any Third Party.

6. Permitted Manufacturer covenants not to reverse engineer the applicable Strain used in production, not to engineer any strains from such Strain, not to use such Strain except to manufacture and supply the Product to the Contracting Party as permitted under the Agreement and pursuant to the Third Party Manufacturing Agreement, and not to distribute, disclose or transfer such Strain or any related intellectual property to any Third Party or to any location or facility that is not a Permitted Facility, and in the event of such transfer, the Contracting Party shall notify the Non-Contracting Party in writing at least thirty (30) days in advance of the transfer.

7. Permitted Manufacturer shall represent and warrant that its manufacture and supply of the Product to the Contracting Party will be conducted in accordance with agreed commercial specifications and manufactured in accordance with the reasonable instructions provided by the Contracting Party and with all applicable Laws.

8. Permitted Manufacturer shall maintain insurance of the type, minimum rating and in amounts not less than is customary for similarly situated manufacturers.

9. The Contracting Party shall use its best efforts to cause Permitted Manufacturer to grant each Party a non-exclusive royalty-free license to use any process improvements with respect to the manufacture of the Product that are conceived, discovered, developed or otherwise made by Permitted Manufacturer.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 4.4(b)

10. In the event that Permitted Manufacturer ceases to use any Strain for production of the Product under the Third Party Manufacturing Agreement, or in the event of a termination or expiration of the Third Party Manufacturing Agreement, Permitted Manufacturer shall promptly return any such Strain or, at the Contracting Party’s election, destroy such Strain.

11. Permitted Manufacturer will defend, indemnify and hold harmless the Parties for any direct losses incurred by the Parties or any Amyris Indemnified Party or Ginkgo Indemnified Party, as applicable, arising from or as a result of its willful misconduct or gross negligence or a breach of any provision of the Third Party Manufacturing Agreement, including any representation, warranty or covenant thereunder.

Table 1

Product	Sourcing Party	Customer Agreement
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Ginkgo	No contract signed as of the Effective Date
[*]	Ginkgo	No contract signed as of the Effective Date
[*]	Ginkgo	No contract signed yet as of the Effective Date
[*]	Ginkgo	No contract signed yet as of the Effective Date
[*]	Ginkgo	No contract signed yet as of the Effective Date
[*]	Ginkgo	No contract signed yet as of the Effective Date
[*]	Ginkgo	No contract signed yet as of the Effective Date
[*]	Ginkgo	No contract signed yet as of the Effective Date
[*]	Ginkgo	No contract signed yet as of the Effective Date
Molecules stemming from [*]	Amyris	No contract signed as of the Effective Date

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table 2

Product	Sourcing Party	Customer Agreement
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
beta-pinene (IFF)	Amyris	Joint Development and License Agreement dated April 23, 2013 between Amyris and International Flavors & Fragrances Inc.

duct	Sourcing Party	Customer Agreement
[*]	Amyris	[*]
other [*]	Amyris	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table 3

Product	Sourcing Party	Customer Agreement
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Amyris	[*]
[*]	Ginkgo	[*]
[*]	Ginkgo	[*]
[*]	Ginkgo	[*]
[*]	Ginkgo	[*]
[*]	Ginkgo	[*]
[*]	Ginkgo	[*]

Table 4

Existing Commercial Product	Percentage of COGS Savings	COGS Model for Calculating COGS Savings
[*]	[*]	See file “Copy of BGT'16 Mfg Model - 8-26-16 v0.xlsx”
[*]	[*]	See file “AA cost model 2016_08_26.xlsx”
[*]	[*]	See file “Copy of BGT'16 Mfg Model - 8-26-16 v0.xlsx”
[*]	[*]	See file “Copy of BGT'16 Mfg Model - 8-26-16 v0.xlsx”
[*]	[*]	See file “Manatee_2016_08_26_v2.xlsx”

Within 30 days of the Effective Date, the JSC will proscribe a method for calculation of COGS savings using the listed COGS models.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table 5

Amyris Excluded Product	Ginkgo Excluded Product
[*]	[*]
[*]
[*]
[*]
[*]
[*]
Chemical small molecule compounds in the Field for which the customer does not require Third Party manufacturing.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

WARRANT TO PURCHASE COMMON STOCK

Company:	Amyris, Inc., a Delaware corporation
Warrant Certificate:	GW-1
Number of Shares:	5,000,000
Class of Stock:	Common Stock
Warrant Price:	$0.50 per share
Issue Date:	August 4, 2016
Expiration Date:	The 1st anniversary of the Issue Date

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, GINKGO BIOWORKS, INC. (together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant, “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities of the Company at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1 EXERCISE.

•     Exercise. This Warrant shall be exercisable for 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Shares”). The number of Shares and the Warrant Price are subject to adjustment as provided herein, and all references to “Shares” and “Warrant Price” herein shall be deemed to include any such adjustment or series of adjustments.

•     Method of Exercise.

•     Mechanics. This Warrant may be exercised by the Holder at any time on or after the Issue Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Shares as to which this Warrant was so exercised (the “Aggregate Warrant Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1.3). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares.

Execution and delivery of an Exercise Notice for all of the then-remaining Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Shares in accordance with the terms hereof. On or before the later of the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice and one (1) Trading Day after the Company’s receipt of the Aggregate Warrant Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”), the Company shall, (X) provided that the Company’s Common Stock transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1 and the number of Shares represented by this Warrant submitted for exercise is greater than the number of Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then the Company shall as soon as practicable and in no event later than three (3) business days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Shares purchasable immediately prior to such exercise under this Warrant, less the number of Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Shares upon exercise of this Warrant. Notwithstanding the foregoing, the Company’s failure to deliver Shares to the Holder on or prior to Share Delivery Deadline shall not be deemed to be a breach of this Warrant, provided that the Company is in compliance with the other provisions of this Warrant, including without limitation Section 1.2(b).

•                     Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of Shares to which the Holder is entitled and register such Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) business days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Shares) shall terminate and the applicable Exercise Notice shall be disregarded as if never submitted by the Holder, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares multiplied by (B) the average closing price of the Common Stock across all Trading Days during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

•                     Cashless Exercise Right. In lieu of exercising this Warrant by making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Warrant Price pursuant to Article 1.2, Holder may elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the fair market value of each Share, which shall be (i) the average for the five Trading Days immediately prior to the date of determination thereof of the last reported sale price regular way on each such day, (ii) in the case no such sale takes place on any such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock on such day, in each case as quoted on the Principal Market, as reported by Bloomberg or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded, or (iii) in the case the shares of Common Stock are not traded publically on the Principal Market, the value mutually agreed up by the Company and the Holder.

C= the Warrant Price then in effect for the applicable Shares at the time of such exercise.

•                     Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired. Holder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Warrant upon the exercise or conversion of the Warrant in accordance with this Article 1.

•                     Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

•                     Treatment of Warrant Upon Acquisition of Company.

•                     “Acquisition”. For the purpose of this Warrant, “Acquisition” shall mean the occurrence of any of the following: (i) the consolidation of the Company with, or the merger of the Company with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or the sale, lease, exclusive license, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, the Company, other than in each case pursuant to a transaction in which the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares (as defined below) of the Company immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the Company (measured by voting power rather than number of shares); or (iv) during any period of 24 consecutive months, a majority of the members of the Company’s Board of Directors cease to be composed of individuals (A) who were members of the Board of Directors on the first day of such period, (B) whose election, nomination or appointment to the Board of Directors was approved by at least a majority of the individuals referred to in clause (A) above or (C) whose election, nomination or appointment to the Board was approved by at least a majority of the individuals referred to in clauses (A) and (B) taken together. For the purposes of this Article 1.6.1, “Voting Shares” of any person shall mean capital shares or capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person.

•                     Notice of Acquisition. The Company shall provide Holder with written notice of an Acquisition (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

•                     Treatment of Warrant at Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Article 1 above as to all Shares, then this Warrant shall automatically be deemed to be exercised as a Cashless Exercise pursuant to Section 1.3 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition, unless the Holder elects to exercise the Warrant prior to the consummation of such Cash/Public Acquisition.

•                     Treatment of Warrant at Acquisition other than Cash/Public Acquisition. Upon the closing of any Acquisition other than a Cash/Public Acquisition, unless Holder agrees otherwise in writing (but without obligation to do so), the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

•                     Insufficient Authorized Shares. If at any time while the Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrant at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrant then outstanding, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrant then outstanding.

•                     ADJUSTMENTS TO THE SHARES.

•                     Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock of the Company, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of shares of common stock of the Company to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock for which this Warrant is exercisable, the number of Shares subject to the Warrant shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares subject to the Warrant shall be proportionately decreased.

•                     Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, reorganization, recapitalization or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than an Acquisition which is subject to the provisions of Article 1.6), Holder shall be entitled to receive, upon exercise or conversion of this Warrant the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

•                     Other Adjustment Events. If any event occurs of the type contemplated by the provisions of this Article 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Article 2.4 will increase the Warrant Price or decrease the number of Shares as otherwise determined pursuant to this Article 2.

•                     No Impairment. Without the consent of the Holder, the Company shall not by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.

•                     Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder in cash equivalent to the amount computed by multiplying the fractional interest by the fair market value of a full Share (as determined pursuant to Section 1.3 of this Warrant).

•                     Certificate as to Adjustments. Upon each adjustment of the Warrant Price and Shares, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price and Shares.

•                     REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants to the Holder as follows:

•                     Representations and Warranties. The Company represents and warrants and covenants to the Holder as follows: All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Warrant, and to issue the Shares upon exercise thereof, has been taken. All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The issuance of this Warrant, or the Shares issuable thereunder, will not trigger any anti-dilution adjustment, preemptive rights, rights of first refusal or other similar rights of third parties other than as have been waived prior to the issuance of this Warrant. The Company will at all times reserve and keep available, out of its authorized but unissued share of Common Stock, solely for the purpose of providing the exercise or conversion of this Warrant, the aggregate number of Shares issuable upon exercise or conversion of this Warrant. The Company will use its reasonable best efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.

•                     All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Warrant, and to issue the Shares at the closing, has been taken or will be taken prior to the closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Warrant, the performance of all obligations of the Company under this Warrant to be performed as of the closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the closing. This Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

•                     No Stockholder Rights. Except as provided in this Warrant, and other than with regard to shares of the Company’s Common Stock acquired by Holder other than pursuant to the exercise of this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant.

•                     Charges, Taxes and Expenses. Issuance of certificates for Shares to the Holder or the credit of the Shares to the Holder or the Holder’s designee with DTC upon the exercise or conversion of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

•                        Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Common Stock any additional shares of any class or series of the Company’s capital stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of Common Stock; or

(d) effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least seven (7) business days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled thereto) or for determining rights to vote, if any; and

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) business days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).

The Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

•                     REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

•                     Purchase for Own Account. This Warrant and the securities to be acquired upon exercise or conversion of this Warrant by the Holder will be acquired for investment for the Holders account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

•                     Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

•                     Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

•                     Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

•                     Securities Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Holder further understands that settlement of this Warrant is to be made in Shares and, for the elimination of doubt, the fact that the Shares delivered on exercise of this Warrant will not be registered under the Securities Act (as defined below) will not in any way require the Company to settle this Warrant otherwise than in Shares, including without limitation, that there is no circumstance that would require the Company to settle this Warrant in cash.

•                     MISCELLANEOUS.

•                     Term. This Warrant will be exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

~~•~~                     Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.3 above as to all Shares for which it shall not previously have been exercised.

•                     Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

•                     Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of the Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D under the Securities Act; provided, however, in any such transfer the transferee shall agree to be bound by the terms of this Warrant as if an original holder hereof. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Securities Act.

•                     Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid (or on the first business day after transmission by facsimile), at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Ginkgo Bioworks, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

Attn: CEO

Attn: General Counsel

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1000 Winter Street Suite 3700
Waltham, MA 02451
Attn:
Facsimile:

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Amyris, Inc.
5885 Hollis Street, Suite 100

Emeryville, CA 94608

Attn: General Counsel

Facsimile:

With a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

535 Mission Street, 25th Floor

San Francisco, CA 94105

Attn:

Facsimile:

•                     Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the parties against which enforcement of such change, waiver, discharge or termination is sought.

•                     Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

•                     Amendment. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

•                     Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

•                     Governing Law. This Warrant, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

•                  CERTAIN DEFINITIONS.

“Bloomberg” means Bloomberg Financial Markets.

“Principal Market” means The NASDAQ Stock Market.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a trading market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

[Balance of Page Intentionally Left Blank]

“COMPANY”

Amyris, Inc.

By: ___________________________________

John Melo, Chief Executive Officer

AGREED AND ACKNOWLEDGED:
“HOLDER”

Ginkgo Bioworks, Inc.

By: _________________________________ Jason Kelly, Chief Executive Officer

[Signature Page to Warrant]

ARTICLE 2Exhibit A

ARTICLE 3EXERCISE NOTICE

ARTICLE 4TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ARTICLE 5AMYRIS, INC.

ARTICLE 6The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Shares”) of Amyris, Inc., a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. GW-1 (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

ARTICLE 71. Form of Warrant Price. The Holder intends that payment of the Aggregate Warrant Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Shares.

ARTICLE 82. Payment of Warrant Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Warrant Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

ARTICLE 93. Delivery of Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

ARTICLE 10[_] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

ARTICLE 11

[_]	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:

Date: _____________ __, ___ _______________________ Name of Registered Holder

By: __________________________________ Name: Title: Tax ID:____________________________ Facsimile:__________________________ E-mail Address:_____________________

EXHIBIT B

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is entered into as of [●] (the “Effective Date”), by and among Amyris, Inc., a Delaware corporation, having its place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (the “Amyris”), Ginkgo Bioworks, Inc., a Delaware corporation having its principal office at 27 Drydock Avenue, 8th Floor, Boston, MA 02210 (the “Ginkgo”), and [●] (“Escrow Agent”). Amyris, Ginkgo, and Escrow Agent may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

RECITALS

WHEREAS, Amyris and Ginkgo have entered into that certain Collaboration Agreement dated [●] (the “Collaboration Agreement”);

WHEREAS, pursuant to the Collaboration Agreement, Amyris and Ginkgo are required to establish and maintain a third party escrow of each Party’s materials described on Exhibit A (the “Escrowed Materials”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Collaboration Agreement; and

WHEREAS, Amyris and Ginkgo desire to appoint Escrow Agent as escrow agent with respect to the Escrowed Materials, and Escrow Agent desires to act in such capacity, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.	Depositor Responsibilities

(a)	Each of Amyris and Ginkgo, as a “Depositor”, shall make an initial deposit of the Escrowed Materials to Escrow Agent within three (3) months of the Effective Date. In conjunction with such deposit, the applicable Depositor will submit an itemized list of the initial Escrowed Materials to the other Party that is not the Escrow Agent, as the applicable “Beneficiary”. From time to time in accordance with the Collaboration Agreement, each Depositor may deposit additional or updated versions of the Escrowed Materials together with any applicable written instructions regarding return or destruction of any replaced Escrowed Materials (such instructions, the “Replacement Instructions”). In conjunction with any Replacement Instructions, such Depositor will submit to the applicable Beneficiary an updated itemized list of the Escrowed Materials resulting from such Replacement Instructions.

(b)	Prior to or in conjunction with the initial deposit of Escrowed Materials by a Depositor, such Depositor shall provide Escrow Agent with written instructions regarding the storage, handling & shipping conditions for the Depositor’s Escrowed Materials (the “Storage, Handling & Shipping Instructions”). Such Depositor may supplement or revise the Storage, Handling & Shipping Instructions at any time upon written notice to Escrow Agent. In conjunction with providing or updating any Storage, Handling & Shipping Instructions to Escrow Agent, such Depositor will also simultaneously provide a copy of such Storage, Handling & Shipping Instructions to the applicable Beneficiary.

EXHIBIT B

(c)	In the event of a dispute between Ginkgo and Amyris regarding the contents of the Escrowed Materials, either (i) upon the initial deposit of such Escrowed Materials or (ii) following the delivery of any Replacement Instructions or Storage, Handling & Shipping Instructions, then such dispute shall be resolved between them in accordance with the applicable provisions of the Collaboration Agreement.

2.	Beneficiary Acknowledgment

(a)	Each of Ginkgo and Amyris acknowledge that, except as set forth in Section 3 below, Escrow Agent has no obligations hereunder with respect to the sufficiency or functionality of the Escrowed Materials for any purpose.

3.	Escrow Agent Responsibilities

(a)	Escrow Agent shall store the Escrowed Materials at its facility located at [●] in two separate escrows, one with Amyris as Depositor, Ginkgo as Beneficiary and containing Amyris’ Escrowed Materials (“Amyris’ Escrow”), and the other with Ginkgo as Depositor, Amyris as Beneficiary and containing Ginkgo’s Escrowed Materials (“Ginkgo’s Escrow”) (Amyris’ Escrow and Ginkgo’s Escrow, each an “Escrow” and collectively the “Escrows”). The Escrows shall at all times be (i) controlled by Escrow Agent (by ownership, lease or otherwise), (ii) covered by all and amounts of insurance required by applicable Law and /or as is necessary to fully protect Ginkgo and Amyris from and against any and all loss, damage, or destruction of the Escrowed Materials, including those set forth in the Storage, Handling & Shipping Instructions and (iii) accessible only to employees and agents of Escrow Agent authorized to carry out Escrow Agent’s obligations under this Agreement and, pursuant to the terms and conditions of Section 3(d) or Section 7(a), to such limited other individuals who may be permitted to access the Escrowed Materials under those sections. Escrow Agent shall not transfer the Escrowed Materials to any other facility without the prior written consent of Ginkgo and Amyris.

(b)	Escrow Agent shall immediately notify Ginkgo and Amyris in writing upon its receipt of the initial deposit and any subsequent deposits or updates of Escrowed Materials.

(c)	Escrow Agent shall at all times store and handle all Escrowed Materials in accordance with the terms hereof and the Storage, Handling & Shipping Instructions and in compliance with applicable Laws. Escrow Agent will immediately acknowledge receipt of new or revised Storage, Handling & Shipping Instructions in writing to both Ginkgo and Amyris. Escrow Agent shall at all times segregate (i) the Escrowed Materials contained in Amyris’ Escrow from the Escrowed Materials contained in Ginkgo’s Escrow and (ii) all Escrowed Materials from any other materials of Ginkgo or Amyris that are then being stored with Escrow Agent.

EXHIBIT B

(d)	Escrow Agent shall permit the authorized representatives of Ginkgo and Amyris access to the Escrow Agent’s facilities, at reasonable times during Escrow Agent’s normal business hours upon notice to Escrow Agent, and provide each of Ginkgo and Amyris, individually and collectively, all cooperation and assistance as may be necessary or reasonably useful for Ginkgo and Amyris, together or individually, to inspect and audit the Escrow Agent’s deposit facilities and any records, information, and other materials comprising or relating to the Escrowed Materials, to determine Escrow Agent’s compliance herewith; provided, that no such inspection and audit will be unduly disruptive of the Escrow Agent's business or operations.

(e)	Escrow Agent shall, subject to Section 1(c), comply with any Replacement Instructions delivered by a Depositor in connection with any deposit by such Depositor of additional or updated versions of the Escrowed Materials. Escrow Agent shall (i) immediately notify Ginkgo and Amyris in writing upon receipt of any Replacement Instructions and (ii) subject to Section 1(c), comply with such Replacement Instructions at all times.

(f)	Escrow Agent shall comply with the provisions of Exhibit B with respect to the release of Escrowed Materials to Beneficiary.

4.	Payment

(a)	As entire compensation for the services to be performed by Escrow Agent hereunder, (i) Ginkgo, as Beneficiary, shall pay to Escrow Agent the fees and expenses set forth in Exhibit C with respect to Amyris’ Escrow and (ii) Amyris, as Beneficiary, shall pay to Escrow Agent the fees and expenses set forth in Exhibit C with respect to Ginkgo’s Escrow. All payments shall be made in U.S. currency within sixty (60) days after the date of the applicable undisputed invoice. If the applicable Beneficiary wishes to dispute an invoiced amount, it must provide written notice to Escrow Agent within ten (10) days of receipt of the applicable invoice. All invoices must be addressed to the applicable Beneficiary at its address set forth at the signature page or such other address as may be notified by the applicable Beneficiary from time to time, with a copy to the other Parties at their applicable address.

5.	Term and Termination

(a)	The term of this Agreement is for a period of one (1) year from the Effective Date and, if not terminated earlier, shall automatically renew each anniversary of the Effective Date for additional one (1) year periods (the initial one (1) year period and any subsequent renewal period, collectively, the “Term”). This Agreement shall continue in full force and effect until (i) Ginkgo and Amyris provide Escrow Agent with joint written notice of the termination of this Agreement, in which case termination shall be effective twenty (20) days after the date of such notice; (ii) not more than ninety (90), nor less than sixty (60) days, prior to the expiration of the then-current Term, Escrow Agent provides Ginkgo and Amyris written notice of the termination of this Agreement, in which case termination shall be effective upon the expiration of the Term; (iii) this Agreement is terminated by Escrow Agent pursuant to Section 5(b); (iv) this Agreement is terminated upon the release of all Escrowed Materials in accordance with Exhibit B; or (v) this Agreement is terminated under Section 8(g).

EXHIBIT B

(b)	In the event of the nonpayment of any undisputed fees owed to Escrow Agent, Escrow Agent shall provide Ginkgo and Amyris with written notice thereof. If the undisputed fees are not paid in full by the non-paying Party within thirty (30) days of the date of such written notice, then Escrow Agent shall have the right to terminate the Escrow to which the non-paying Party is the Beneficiary upon ten (10) days’ written notice to the non-paying Party and either return to the Depositor of such Escrow or destroy the applicable Escrowed Materials (unless such fees are paid during such period).

(c)	Unless otherwise agreed in writing by Ginkgo and Amyris, upon any termination of this Agreement (other than under clauses (iii) or (iv) of Section 5(a)), Escrow Agent shall, as instructed by the other Parties, either (i) return the Escrowed Materials to each applicable Depositor or (ii) destroy the Escrowed Materials and certify to the other Parties in writing that Escrow Agent has completed such destruction.

(d)	Expiration or termination of this Agreement will not affect the rights and obligations of the Parties accrued prior to the date of expiration or termination. In addition, termination of this Agreement is not a Party’s sole or exclusive remedy for another Party’s breach of this Agreement.

6.	Indemnification and Limitation of Liability

(a)	Escrow Agent shall not, by reason of its execution of this Agreement, assume any responsibility or liability for any transaction between Ginkgo and Amyris. However, each Party shall indemnify and hold harmless each other Party and their respective affiliates from any and all liability, damages, costs, or expenses, including reasonable attorney’s fees, that shall be sustained or incurred by such other Party (“Losses”) to the extent that such Losses are attributable to such indemnifying Party’s intentional misconduct or gross negligence in connection with the performance of its obligations under this Agreement or its breach of any provision of this Agreement. As between Ginkgo and Amyris, in the case of a conflict between this Article 6 and any indemnification provisions set forth in the Collaboration Agreement, the provisions in the Collaboration Agreement shall prevail solely to the extent necessary to avoid such conflict.

(b)	EXCEPT IN THE CASE OF A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT, FRAUD, LIABILITY WHICH CANNOT BE EXCLUDED UNDER LAW OR BREACH OF A PARTY’S OBLIGATIONS UNDER SECTION 7, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY UNDER THIS AGREEMENT FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE.

7.	Confidential Information

(a)	Escrow Agent shall maintain and protect the Escrowed Materials as valuable proprietary and confidential information, using at least the same high level of care that it would use to protect its own valuable confidential information or trade secrets and in no event less than a reasonable degree of care. Except as required to perform its obligations under this Agreement, Escrow Agent shall not use the Escrowed Materials for any purpose and shall not disclose or otherwise make available the Escrowed Materials to any third party other than its employees and agents to the extent required for performing its obligations under this Agreement; provided, that such employees and agents are subject to confidentiality obligations at least as restrictive as those set forth herein. Notwithstanding the foregoing, if Escrow Agent receives a subpoena or similar order from a court of competent jurisdiction requiring the disclosure or release of the Escrowed Materials, Escrow Agent may comply in good faith with such order; provided, that Escrow Agent, to the extent not legally prohibited, gives Ginkgo and Amyris reasonable notice prior to such disclosure or release, and cooperates with any reasonable efforts of Ginkgo and Amyris to limit or restrict such disclosure or release.

EXHIBIT B

(b)	Escrow Agent acknowledges and agrees that any breach or threatened breach of Section 7(a) may result in irreparable injury to any other Party for which there will be no adequate remedy at law. Notwithstanding anything herein to the contrary, in the event of any such breach or threatened breach, any other Party shall be entitled to enforce the provisions of this Agreement by injunction and seek other equitable relief in any court of competent jurisdiction. Escrow Agent irrevocably and unconditionally waives any requirement that such other Party (i) post a bond or other security as a condition for obtaining any such relief or (ii) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy in connection with such relief.

8.	General

(a)	Supplementary to the Collaboration Agreement. As between Ginkgo and Amyris, this Agreement shall be considered supplementary to the Collaboration Agreement. In the event of any conflict between the terms and provisions of this Agreement and those of the Collaboration Agreement, the terms and conditions of the Collaboration Agreement shall control the rights, obligations, and relationship between Ginkgo and Amyris.

(b)	Choice of Law. This Agreement (and any Actions arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any Party to enter therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, USA, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction

(c)	Right to Rely on Instructions. Escrow Agent may act in reliance upon any written instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine and from an authorized representative of a Party. Escrow Agent may assume that any representative of a Party who gives any written notice, request, or instruction has the authority to do so. Escrow Agent will not be required to inquire into the truth of, or evaluate the merit of, any statement or representation contained in any notice or document reasonably believed to be from such a representative.

(d)	Force Majeure. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from a Force Majeure Event; provided that the Party affected by such cause promptly notifies the other Party and uses diligent efforts to cure such failure or omission as soon as is practicable after the occurrence of one or more of the above mentioned causes.

EXHIBIT B

(e)	Notices. Any notices or other written communications permitted or required under this Agreement shall be given by facsimile transmission (with transmission confirmed) or internationally recognized delivery service that maintains records of delivery, addressed to a Party at its address set forth on the signature page hereto or to such other address as the Party to whom notice is to be given may have provided to each other Party in accordance herewith. Such notice shall be deemed to have been given as of the date (if a Business Day, otherwise the next Business Day) transmitted by facsimile (with transmission confirmed) or on the third (3rd) Business Day (at the place of delivery) after deposit with an internationally recognized delivery service. Any notice delivered by facsimile will be confirmed by a hard copy delivered as soon as practicable thereafter.

(f)	Assignment. Neither Ginkgo nor Amyris shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Escrow Agent, which shall not be unreasonably withheld or delayed. Escrow Agent shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Ginkgo and Amyris.

(g)	Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. If this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for any Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by thirty (30) days’ written notice to each other Party.

(h)	Independent Contractor Relationship. Ginkgo and Amyris understand, acknowledge, and agree that Escrow Agent’s relationship with Ginkgo and Amyris will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship. No Party has any right or authority hereunder to assume or create any obligation of any nature whatsoever on behalf of any other Party or bind any other Party in any respect.

(i)	Disputes. Any dispute solely between Ginkgo and Amyris concerning the construction, meaning, effect or implementation of this Agreement or the rights or obligations of any Party hereunder shall be resolved in accordance with the applicable terms of the Collaboration Agreement. Any other dispute among the Parties concerning the construction, meaning, effect or implementation of this Agreement or the rights or obligations of any Party hereunder that cannot be settled by good faith negotiation within thirty (30) Business Days after the first notice of such dispute shall be finally settled by binding arbitration in Chicago, Illinois in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding subject to any limits set forth herein. Such arbitration shall be conducted by a single, independent arbitrator or, if the Parties are unable to agree on such arbitrator, each Party shall appoint a single, independent arbitrator who must collectively agree on a Third Party, independent arbitrator to serve as arbitrator hereunder. For clarity, the arbitrator can be either judicial or non-judicial, depending on the nature of the dispute (i.e., if the dispute is technical in nature, the Parties may elect to agree upon an arbitrator who possesses a relevant technical background). The arbitrator may rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including reasonable attorneys’ fees and costs, to the extent and upon the grounds available for such in the United States District Courts for the District in which the arbitration is taking place. The decision of the arbitrator (the “Award”) as to any Action (including the validity and amount of any Action) shall be final, binding, and conclusive upon the Parties. Such Award shall be written and shall be supported by written findings of facts and conclusions. Within thirty (30) days of issuance of an Award any payment required by the Award shall be made unless before such date any Party shall commence legal action to vacate or modify the Award. The Parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgment of the powers of the arbitrator. The Parties agree, and agree to direct the arbitrator, that the arbitration will be kept confidential and that the existence of the proceeding and any proceedings therein, including without limitation any pleadings, briefs or other documents, any testimony or other oral submissions and any Award, will not be disclosed beyond the arbitrator or arbitration tribunal, the Parties, their counsel and any Person (including witnesses, if any) involved in the conduct of the proceeding, except (i) in any legal proceeding concerning the arbitration, including without limitation any proceeding to compel or to stay arbitration or otherwise in aid of arbitration, for other relief as described in the immediately prior sentence, to vacate, modify, or confirm an Award, or to enforce an Award or any judgment based upon an Award, (ii) to the tax, legal, financial or other professional advisors of such Person who are obligated to keep such information confidential, or (iii) as may be required by Law. Each Party shall pay its own costs and expenses (including counsel fees) of any such arbitration, except as may be awarded by the arbitrator pursuant to this Section.

EXHIBIT B

(j)	No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

(k)	Entire Agreement. The Parties agree that this Agreement (together with the Collaboration Agreement and any existing confidentiality agreement (to the extent in effect), including any amendments to either of them, with regard to Ginkgo and Amyris) is the complete agreement among the Parties concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications among the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each Party represents and warrants that the execution, delivery, and performance of this Agreement by such Party has been duly authorized and that this Agreement has been duly executed by an authorized representative of such Party. This Agreement may not be modified except by written agreement of all the Parties. No waiver of any right under this Agreement by any Party shall constitute a subsequent waiver of that or any other right under this Agreement.

EXHIBIT B

(l)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(m)	Survival. Sections 5(b), (c) and (d), 6, 7 and 8 shall survive any expiration or termination of this Agreement.

[Remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date by their authorized representatives:

GINKGO	AMYRIS
Signature	Signature
Print Name	Print Name
Title	Title
Address for Notices	Address for Notices

ESCROW AGENT
Signature
Print Name
Title
Address for Notices

Exhibit A

Escrowed Materials

All items, materials, and other Intellectual Property required to be deposited pursuant to Section 2.3(e) of the Collaboration Agreement.

Exhibit B

Release of Escrowed Materials

Escrow Agent shall use the following procedures to process any request by a Beneficiary to release any Escrowed Materials to such Beneficiary (“Release Request”):

1.	Release Conditions.

A Beneficiary may submit a Release Request to Escrow Agent upon the occurrence of any one or more of the following (the “Release Conditions”):

(a)	The Collaboration Agreement expires or is terminated pursuant to Section 7.2(a);

(b)	The Collaboration Agreement is terminated pursuant to Section 7.2(b), Section 7.2(c), or Section 7.2(d); provided, that only the non-breaching may submit a Release Request;

(c)	~~If Amyris, as Depositor,~~ permanently ~~withdraws from its business of~~ manufacturing and commercializing chemical small molecule compounds using microbial strains and fermentation technologies;

(d)	If Ginkgo, as Depositor, permanently withdraws from its business of strain engineering and small-scale process development of chemical small molecule compounds in the Field; or

(e)	~~the~~ applicable Depositor becomes the subject of an Insolvency Proceeding.

2.	Release Request.

Each of Ginkgo and Amyris, as Beneficiary, agrees that a Release Request shall be made solely in accordance with the Release Conditions. Any Release Request shall be submitted by such Beneficiary to the Escrow Agent in writing, shall cite the triggering Release Condition, and shall specify the Escrowed Materials to be released. Promptly upon receipt of the Release Request, Escrow Agent shall send a copy thereof to the applicable Depositor.

3.	Contrary Instructions.

From the date of delivery by Escrow Agent of notice of the Release Request, the applicable Depositor shall have a period of fifteen (15) days to deliver to Escrow Agent written notice of any dispute regarding the occurrence of the Release Conditions (“Contrary Instructions”). Upon receipt of any Contrary Instructions, Escrow Agent shall promptly send a copy thereof to the applicable Beneficiary. In the event the applicable Depositor timely delivers Contrary Instructions to Escrow Agent, Escrow Agent shall continue to store the applicable Escrowed Materials without release pending the earlier of (i) joint written instructions from Ginkgo and Amyris to release the applicable Escrowed Materials; (ii) written notice from the applicable Depositor withdrawing the Contrary Instructions; or (iii) receipt by the Escrow Agent of an order from a court of competent jurisdiction requiring release of the applicable Escrowed Materials.

EXHIBIT B

4.	Release of Escrowed Materials.

If the applicable Depositor does not timely deliver Contrary Instructions to Escrow Agent, Escrow Agent shall release the applicable Escrowed Materials to the applicable Beneficiary in accordance with any written instructions pertaining to the delivery of such Escrowed Materials provided by such Beneficiary, subject to the terms and conditions of the Collaboration Agreement.

5.	Right to Use Following Release.

Upon any release of Escrowed Materials in accordance with this Exhibit B, such Beneficiary shall have the right to use the Escrowed Materials solely in accordance with the terms and conditions of the Collaboration Agreement.

Exhibit C

Fees and Expenses

Monthly Storage Fee:

$[●] per cubic foot per month.

Shipping or Destruction Costs:

Any shipping or destruction expenses incurred by Escrow Agent related to the applicable Escrowed Materials will be to the applicable Beneficiary at cost plus [●] percent ([●]%).

EXHIBIT C

Antitrust Guidelines

I.	Scope

These antitrust guidelines (“Guidelines”) shall govern the operation of the Collaboration formed between Amyris, Inc. (“Amyris”) and Ginkgo Bioworks, Inc. (“Ginkgo”) (each a “Party” or collectively the Parties) on September 12, 2016 (the “Collaboration Agreement”). It is the policy of the Parties to comply fully with all U.S. and international antitrust laws, and all other laws applicable to its operations.

The purpose of these Guidelines is to assure that opportunities falling outside the scope of the Collaboration, and/or opportunities subject to a defined exclusion, will be explored by either Party on an individual basis only (except as provided for in certain circumstances below), while opportunities within the scope of the Collaboration will be pursued by the Collaboration. Thus, this document provides guidance for your day-to-day conduct. Whenever you have any questions about the possible application of the antitrust laws to any of your activities, you should consult with your company’s General Counsel (See Section IX below).

II.	Background

In order to compete in modern markets, competitors sometimes need to collaborate. Competitive forces are driving firms toward complex collaborations to achieve goals such as expanding into different markets, funding expensive innovation efforts, and lowering production and other costs. Such collaborations often are not only benign but procompetitive. The Field of the Collaboration is defined as activities related to the development, scale-up, and manufacture of a chemical small molecule compound(s) whose manufacture is enabled at least in part by the use of microbial strains and fermentation technologies. The Parties formed the present Collaboration in recognition of the likely benefits of developing a biotechnology platform in the Field, which would generate additional possibilities to expand each of their businesses and stimulate innovation in the Field, as well as improve the ability of the Parties to serve the emerging demands of many current and potential end-use sectors by offering solutions relying upon compounds within the Field.

The Parties have worked together to provide guidance to the business development teams within both Amyris and Ginkgo (collectively “Collaboration BD Team”; individually “Amyris BD Team” or “Ginkgo BD Team”) on how best to source opportunities and to work collaboratively and cohesively under the Collaboration without triggering certain antitrust issues. These Guidelines are intended to describe the analytical framework that will assist the Collaboration BD Team in sourcing and evaluating proposed transactions with greater understanding of possible antitrust implications.

III.	Exclusions from the Collaboration

The Collaboration excludes specific contractual relationships of the Party as outside the Field, as well as excluding certain Party-specific commercial areas (hereinafter referred to as an “Exclusion” or collectively “Exclusions”; when specific to one Party, it shall be referred to as either a Ginkgo Exclusion or Amyris Exclusion) and are enumerated in Table 1 below.

Table 1:

Amyris Exclusions	Ginkgo Exclusions
[*]	Any agreement with a customer that does not require Third Party manufacturing.
Agreements related to the pharmaceuticals market, including without limitation agreements relating to Amyris’ [*] platform	Any agreement with a customer relating solely to the [*]
Agreements listed in Section 1.5 and Exhibit 1.5.	Certain aspects of the existing agreement with [*] related to the scale-up and manufacture of [*]
Certain aspects of the existing agreement with [*] related to the scale-up and manufacture of [*]
Agreements with a Governmental Entity
Agreements listed in Exhibit 1.23.

IV.	Opportunities Within the Collaboration

If a party sources an opportunity that falls within the scope of the Collaboration (as defined by the Field above) and that is not an Exclusion, the Parties may work together to share any information necessary to structure a potential Customer Agreement in accordance with the Collaboration Agreement. For example, the Parties may jointly develop: (i) a unified business strategy that includes a common pricing structure, (ii) a go-to market position for the Collaboration, (iii) product pricing strategies, (iv) a market, customer and/or geographic allocation as between the Parties, and (v) common forms or templates for use in the Collaboration.

V.	Opportunities Outside the Collaboration

If a party sources an opportunity that falls outside the scope of the Collaboration (as defined by the Field above) and is not subject to an Exclusion (which is addressed separately below), the Parties may not work together or share any information related to such opportunities.

VI.	Ambiguous Opportunities or Opportunities Relating to One Party’s Exclusions

In the event of ambiguity as to whether: (i) an opportunity is within the Collaboration, (ii) is outside the Collaboration, or (iii) is subject to any Exclusion, the opportunity should be summarized accurately but generically in order to describe: (a) the name of the third party with which the opportunity lies, (b) the subject matter of the opportunity, and (c) any other information that may be useful to the Parties in determining whether such opportunity falls within the Collaboration. The summary should be disclosed promptly to the JBDSC (as defined in the Collaboration Agreement) once complete. The JBDSC, with input and guidance from the Executive Committee (as deemed necessary by the JBDSC), will then make a determination if the opportunity falls within the Collaboration, outside of the Collaboration or is subject to an Exclusion and, if subject to an Exclusion, whether any Products encompassed by such opportunity shall be deemed Refused Products under Section 6.2(a)(v) of the Collaboration Agreement.

VII.	General Dos & Don’ts

1.	DO exercise independent judgment and, to the extent possible, avoid even the appearance of collusion on opportunities outside the scope of the Collaboration.
2.	DO make all pricing decisions independently of the other Party on opportunities that fall outside the Collaboration.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	DO NOT make statements—orally or in writing—which exaggerate your company's or the Collaboration’s competitive power or which might suggest a predatory intent.
4.	DO NOT suggest that due to your company’s participation in the Collaboration, enhances its ability to exclude competitors; it is all right to suggest truthfully that these factors enhance your company's ability to do things for customers.
5.	DO NOT enter into any discussion with the other Party on opportunities that fall outside the scope of the Collaboration – if you are not sure it falls outside, talk to your General Counsel.
6.	DO NOT remain at any meetings with the other Party (including informal social gatherings) where opportunities outside the Collaboration are discussed.
7.	DO NOT provide business information to the other Party regarding opportunities outside the scope of the Collaboration.
8.	DO document the source of any sensitive information you may obtain about an opportunity outside the scope of the Collaboration to avoid any later inference that the information was improperly obtained; if you obtain this information from customers or other third-party sources, document where you obtained the information.
9.	DO keep these guidelines in mind as you prepare your day-to-day business correspondence and memoranda, including electronic mail. When matters arise which are related to any of the subjects discussed, consult with the General Counsel in advance to determine how to prepare the necessary documentation.
10.	DO consult with your General Counsel immediately if you have any concerns about discussions you may have had with a Party, at a trade association or elsewhere.
11.	DO seek guidance from the General Counsel immediately if you receive an inquiry from any government agency, or from any lawyer who purports to represent a customer, competitor, supplier or other third party with a grievance.

VIII.	Conclusion

As mentioned at the beginning, these Guidelines are not intended to make you experts in the antitrust laws and cannot cover all the problems that may arise. You should consult with your manager and/ or the General Counsel when you are in doubt about the legality of any business activity.

IX.	Contacts

Ginkgo Bioworks, Inc.: Shelby J. Walker General Counsel	Amyris, Inc.: Chris Jaenike General Counsel, Interim

Amyris’ Disclosure Schedules

Information contained in any section of these disclosure schedules shall be deemed to be disclosed for purposes of all other sections of the disclosure schedule to the extent that the relevance of any such disclosure to any other section of the disclosure schedules is reasonably apparent on the face of such disclosure.

Section 9.2

For the avoidance of doubt, it is understood by the Parties that certain provisions of the agreements in Exhibit 1.13 limit the rights and obligations of Amyris granted pursuant to Article II of the Agreement.

Section 9.3(a)

With respect to section 9.3(a), scheduled exceptions are as follows:

Security Interest Granted to Stegodon. Under the certain Loan and Security Agreement dated as of March 29, 2014, as amended on June 12, 2014, March 31, 2015, October 12, 2015, November 30, 2015, May 9, 2016, June 24, 2016 and June 29, 2016 by and between Amyris and Stegodon Corporation, a Delaware corporation, as assignee of Hercules Capital, Inc.(“Stegodon”) (the “Loan and Security Agreement”), Amyris has granted Stegodon a security interest in certain of Amyris’s intellectual property and other collateral.

Ordinary Course Licenses and Sublicenses Granted. All licenses and rights granted by Amyris under the Agreement and all of Amyris’s obligations under the Agreement are subject to and qualified by the exclusive and/or non-exclusive licenses and the covenants not to compete that Amyris and its subsidiaries have granted to Third Parties (including the U.S. government in some cases) as of the Effective Date.

Section 9.3(b)

Regarding payment of royalty

Amyris has paid a one-time licensing fee under License Agreement dated [*] between Amyris and the [*].

Amyris pays an annual licensing fee under the following agreements with the [*]:

Amended and Restated License Agreement effective [*].

Amended and Restated Exclusive Patent and Non-Exclusive Know-how License [*]

Amyris pays an annual licensing fee under License Agreement dated [*] between Amyris and [*].

Amyris pays an annual licensing fee under the Agreement dated [*] between Amyris and [*].

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris has paid a one-time licensing fee under the Agreement on [*] between Amyris and [*] dated [*], Amyris must pay a fee of [*] provided to a third party [*].

Regarding receipt of royalty payment

Amyris and/or its subsidiaries, in return for the licenses and covenants that Amyris and its subsidiaries have granted to Third Parties as of the Effective Date, receive compensation in various forms from such Third Parties.

Regarding licensing to commercially exploit any of Amyris’s Intellectual Property

See Section 9.3(a) and response in 9.3(b) regarding receipt of royalty payment

Section 9.3(c)

During the ordinary course of business, Amyris has ongoing examinations, prosecutions, and appeal proceedings for patent and trademark applications with the U.S. Patent & Trademark Office and foreign counterpart offices or government entities.

[*]

[*]

Section 9.3 (e)

[*]

Section 9.6

The molecules contemplated by (i) the Intellectual Property (A) excluded from the definition of Non-Collaboration Intellectual Property in Section 1.34 and (B) listed on Exhibit 1.34, and (ii) the agreements listed (A) in the definition of Amyris Customer Agreement in Section 1.5 and (B) on Exhibit 1.5.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 9.1

Ginkgo’s Disclosure Schedules

Information contained in any section of these disclosure schedules shall be deemed to be disclosed for purposes of all other sections of the disclosure schedule to the extent that the relevance of any such disclosure to any other section of the disclosure schedules is reasonably apparent on the face of such disclosure.

Section 9.2

For the avoidance of doubt, it is understood by the Parties that certain provisions of the agreements in Exhibit 1.13 limit the rights and obligations of Ginkgo granted pursuant to Article II of the Agreement.

Section 9.3(a)

With respect to section 9.3(a), scheduled exceptions are as follows:

Ordinary Course Licenses and Sublicenses Granted. All licenses and rights granted by Ginkgo under the Agreement and all of Ginkgo’s obligations under the Agreement are subject to and qualified by the exclusive and/or non-exclusive licenses and the covenants not to compete that Ginkgo and its affiliates have granted to Third Parties (including the U.S. government in some cases) as of the Effective Date.

Section 9.3(b)

Regarding receipt of royalty payment

Ginkgo and/or its affiliates, in return for the licenses and covenants that Ginkgo and its affiliates have granted to Third Parties as of the Effective Date, receive compensation in various forms from such Third Parties.

Regarding licensing to commercially exploit any of Ginkgo’s Intellectual Property

See Section 9.3(a) and response in 9.3(b) regarding receipt of royalty payment

Section 9.3(c)

During the ordinary course of business, Ginkgo has ongoing examinations, prosecutions, and appeal proceedings for patent and trademark applications with the U.S. Patent & Trademark Office and foreign counterpart offices or government entities.